Exhibit 4.3

Execution Copy

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement dated as of February 25, 2011 (the “Agreement”) by and among Wescom Inc. a corporation incorporated under the laws of the Province of Ontario, Canada (the “Company”), the persons listed on Schedule I to this Agreement (the “Investors”), and, solely for purposes of Section 3.2 and Article IV hereof (except for Sections 4.1 and 4.9), Michael Wessinger and David Wessinger (the “Founders”). This Agreement shall become effective (the “Effective Time”) upon consummation of the Amalgamation of PCC Acquisition Corporation (the “Purchaser”) and the Company pursuant to the Articles of Amalgamation dated as of the date hereof (the “Amalgamation”).

WHEREAS, it is a condition to the obligations of the Purchaser and the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof; and

WHEREAS, pursuant to the Amalgamation, as of the Effective Time, the Investors will be the holders of 4,784,689 Class A Preferred Shares.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any person, any other person, directly or indirectly, controlling, controlled by or under common control with such person; provided that, in the case of any Investor, the term “Affiliate” shall not include any portfolio company of such Investor.

“Articles” shall mean the Company’s articles of amalgamation, as of the Effective Time (as amended and in effect).

“Canadian Securities Laws” shall mean the Securities Act (Ontario), as amended, the Regulations thereunder, and all rules, policies, rulings and orders of applicable securities regulatory authorities, and similar legislation in each of the provinces of Canada where the Company is a “reporting issuer” for purposes of such legislation, if any, all as amended and in effect from time to time.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

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“Common Shares” shall mean the Common Shares (as defined in the Articles), as constituted as of the date of this Agreement.

“Conversion Shares” shall mean Common Shares (or any securities of the Company into which such Conversion Shares are exchangeable or convertible) issued or issuable upon conversion of the Preferred Shares.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Initial Public Offering” shall mean the initial underwritten public offering of Common Shares pursuant to an effective Registration Statement.

“person” or “persons” shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Director” shall have the meaning ascribed to such term in the Shareholders Agreement.

“Preferred Shares” shall mean the Company’s Class A Preferred Shares (as defined in the Articles), as constituted as of the date of this Agreement.

“Purchase Agreement” shall mean the Class A Preferred Share Purchase Agreement dated as of the date hereof among the Company, the Purchaser, the Investors, the Founders and the other parties thereto.

“Qualified IPO” shall have the meaning ascribed to such term in the Articles.

“Registration Expenses” shall mean all reasonable expenses incurred in complying with Sections 2.3, 2.4 or 2.5, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees and disbursements) incurred in connection with complying with state or provincial securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Restricted Shares, but excluding any Selling Expenses.

“Registration Statement” shall mean (i) any registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) or (ii) any (final) prospectus filed by the Company under the Securities Act (Ontario) in a public offering and sale of securities of the Company.

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“Restricted Shares” shall mean (i) the Conversion Shares, (ii) any Common Shares, and any Common Shares issued or issuable upon the conversion, exchange or exercise of any other securities, acquired by the Investors, and (iii) any other Common Shares issued in respect of such shares (due to stock splits, stock dividends, reclassifications, recapitalizations or similar events or otherwise); provided, however, that Restricted Shares shall exclude Conversion Shares (a) which have been registered under the Securities Act pursuant to an effective Registration Statement filed thereunder and disposed of in accordance with the Registration Statement covering them; (b) which have been publicly sold pursuant to Rule 144 under the Securities Act; or (c) qualified pursuant to a (final) prospectus for which a receipt is issued by a securities commission or similar regulatory body in Canada and disposed of in accordance with the Registration Statement covering them.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Restricted Shares.

“Shareholders Agreement” shall mean the Shareholders Agreement dated as of the date hereof by and among the Company, the Investors and the other parties thereto (as amended and in effect).

“Subsidiaries” shall have the meaning ascribed to such term in the Purchase Agreement.

ARTICLE II

TRANSFERS OF SHARES AND REGISTRATION RIGHTS

2.1 Restrictive Legend. Each certificate representing Preferred Shares or Restricted Shares shall, except as otherwise provided in this Section 2.1 or in Section 2.2, be stamped or otherwise imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE SECURITIES ACT (ONTARIO) OR ANY STATE OR PROVINCIAL SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [INSERT THE DISTRIBUTION DATE], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

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A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Goodwin Procter LLP and Stikeman Elliott LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act, Canadian Securities Laws and any applicable state securities laws.

2.2 Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares (other than under the circumstances described in Sections 2.3, 2.4 or 2.5), and subject to compliance with all applicable provisions in the Shareholders Agreement, the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by a written opinion of counsel satisfactory to the Company (it being agreed that Goodwin Procter LLP and Stikeman Elliott LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act, Canadian Securities Laws and any applicable state securities laws, whereupon the holder of such stock shall be entitled under the securities laws to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership), one or more members of the transferor (in the case of a transferor that is a limited liability company) or to an affiliated corporation (in the case of a transferor that is a corporation). Each certificate representing Preferred Shares or Restricted Shares transferred as above provided shall bear the legend set forth in Section 2.1, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the written opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear the legend prescribed by Section 2.1 in accordance with the provisions of Section 2.1.

2.3 Required Registration.

(a) At any time after six (6) months after the closing of the Company’s Initial Public Offering, the Investors who in the aggregate hold at least a majority of the total Restricted Shares then outstanding may by written notice to the Company request the Company to register under the Securities Act or applicable Canadian Securities Laws all or any portion of the Restricted Shares held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would not be less than USD$10,000,000. For purposes of this Section 2.3 and Sections 2.4 and 2.5, the term “Restricted Shares” shall be deemed to include (but without double counting) the number of Restricted Shares which would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time; and provided, however, that, in any underwritten public offering contemplated by this Section 2.3 or Sections 2.4 and 2.5, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters (with the underwriters’ approval) for conversion and sale of the Common Shares issued upon conversion thereof.

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(b) Following receipt of a notice under Section 2.3(a), the Company shall promptly notify the Investors from whom notice has not been received. The Company shall use reasonable best efforts to register under the Securities Act or Canadian Securities Laws (as applicable), for public sale in accordance with the method of disposition specified in any notice from requesting holders, the number of Restricted Shares specified in such notice (and in all notices received by the Company from other Investors within thirty (30) days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the Restricted Shares to be sold in such offering shall designate the managing underwriter of such offering, subject to the approval of the Company, which shall not be unreasonably withheld or delayed. The Company’s obligation to register, pursuant to this Section 2.3, Restricted Shares on a Registration Statement shall be deemed satisfied only when a Registration Statement covering all Restricted Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c) In any Registration Statement requested pursuant to this Section 2.3, the Company shall be entitled to include, for sale in accordance with the method of disposition specified by the requesting holders, Common Shares to be sold by the Company for its own account. If such method of disposition shall be an underwritten public offering and in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Restricted Shares to be sold, then the Company shall reduce the number of Common Shares to be sold by the Company for its own account to that number which, in the opinion of the managing underwriter, would not adversely affect the marketing of the Restricted Shares requested to be sold. Except for as provided in Section 2.3(b), the Company shall not file with the Commission any other Registration Statement with respect to its Common Shares, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2.3 until the completion of the period of distribution contemplated thereby.

(d) Investors are entitled to a maximum of two (2) registrations pursuant to this Section 2.3.

2.4 Incidental Registration. If the Company at any time (other than pursuant to Section 2.3 or Section 2.5) proposes to register any of its securities under the Securities Act or Canadian Securities Laws (as applicable) for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to Registration Statements not available for registering the Restricted Shares for sale to the public or in connection with a Rule 145 transaction), including in the Company’s Initial Public Offering, each such time it will give written notice to all Investors of its intention so to do. Upon the written request of any Investor, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Restricted Shares, the Company will use reasonable best efforts to cause the Restricted Shares as to which registration shall have been so requested to be

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included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Shares so registered. In the event that any registration pursuant to this Section 2.4 shall be, in whole or in part, an underwritten public offering of Common Shares, and the managing underwriter determines in good faith that the inclusion of all shares requested to be registered would adversely affect the offering, the number of shares that may be included in the underwriting shall be allocated (i) first, to the Company and (ii) second, to the Investors requesting to register shares in such underwritten public offering on a pro rata basis based on the total number of Restricted Shares held by the Investors requesting to register shares in such underwritten public offering; and third, to any other stockholder of the Company on a pro-rata basis; provided, however, that in no event may less than twenty percent (20%) of the total number of Common Shares to be included in such underwriting, other than the Company’s Initial Public Offering, be made available for Restricted Shares. Notwithstanding the foregoing provisions, the Company may withdraw any Registration Statement referred to in this Section 2.4 without thereby incurring any liability to the holders of Restricted Shares.

2.5 Registration on Form S-3 or F-3; Special Provision Relating to Canadian Offerings.

(a) If at any time (i) one or more Investors who holds Restricted Shares request that the Company file a Registration Statement on Form S-3 or Form F-3 or any successors thereto for a public offering of all or any portion of the Restricted Shares held by such requesting holder or holders, the reasonably anticipated aggregate price to the public which would not be less than USD$5,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or Form F-3 or any successors thereto to register such shares, then the Company shall use reasonable best efforts to register under the Securities Act on Form S-3 or Form F-3 or any successors thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Restricted Shares specified in such notice. Whenever the Company is required by this Section 2.5 to use reasonable best efforts to effect the registration of Restricted Shares, each of the procedures and requirements of Section 2.3 (including but not limited to the requirement that the Company notify all Investors from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 or Form F-3 which may be requested and obtained under this Section 2.5 (except that that number of such registrations that may be requested in any one-year period is limited to two (2)); and provided further, however, that in any Registration Statement requested pursuant to this Section 2.5, the Company shall be entitled to include for sale in accordance with the method of disposition specified by the requesting holders, Common Shares to be sold by the Company for its own account, except as and to the extent that, if such method of disposition shall be an underwritten public offering, in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Restricted Shares to be sold.

(b) In addition to the other registration rights herein, the Company hereby grants to the Investors who hold Restricted Shares registration rights with respect to required, incidental and short-form registrations in Canada, which rights shall be substantially equivalent to, and subject to the same limitations as, those set forth in Sections 2.3, 2.4 and 2.5 of this Agreement

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with all appropriate changes in recognition of the differences between U.S. and Canadian offerings and the differences between U.S. and Canadian Securities Laws. The other provisions of this Agreement shall also apply to such Canadian offerings and registration rights, again with appropriate changes.

2.6 Limitations. The Company shall not be required to effect any registration within one hundred twenty (120) days after the effective date of any other Registration Statement covering a firm commitment underwritten public offering in which the holders of Restricted Shares shall have been entitled to join pursuant to Section 2.4 and in which there shall have been effectively registered all Restricted Shares as to which registration shall have been requested (subject, in the case of a registration pursuant to Section 2.4, to the underwriter cutbacks permitted therein). If at the time of any request to register Restricted Shares by Investors pursuant to Section 2.3 or 2.5, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any twelve (12)-month period.

2.7 Registration Procedures. If and whenever the Company is required by the provisions of Sections 2.3, 2.4 or 2.5 to use reasonable best efforts to effect the registration of any Restricted Shares under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement (which, in the case of an underwritten public offering pursuant to Section 2.3, shall be on Form S-1, Form F-1 or Form F-10 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Shares covered by such Registration Statement in accordance with the sellers’ intended method of disposition set forth in such Registration Statement for such period;

(c) furnish to each seller of Restricted Shares and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Shares covered by such Registration Statement;

(d) use reasonable best efforts to register or qualify the Restricted Shares covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall

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not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) use reasonable best efforts to list the Restricted Shares covered by such Registration Statement with any securities exchange or over-the-counter market on which the Common Shares of the Company is then listed or quoted, as the case may be;

(f) promptly provide a transfer agent and registrar for all such Restricted Shares not later than the effective date of such Registration Statement;

(g) immediately notify each seller of Restricted Shares and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (it being understood that the sellers of Restricted Shares agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Shares pursuant to such Registration Statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing);

(h) if the offering is underwritten and at the request of any seller of Restricted Shares, use reasonable best efforts to furnish on the date that Restricted Shares is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such Registration Statement has become effective under the Securities Act and substantially to the effect that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), (C) nothing has come to the attention of such counsel during the course of their representation of the Company that leads them to believe that the Registration Statement, the related prospectus or any amendment or supplement thereof (except as to the financial statements (including the notes thereto) and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need not express any opinion or belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the prospectus as of its date or the date on which the shares being offered are sold to the underwriters, or any later date on which the underwriters purchase shares subject to

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an over allotment option, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment as to any financial statements (including the notes thereto) and schedules and other financial or statistical data contained in the Registration Statement, the related prospectus or any amendment or supplement thereof), and (D) to such other effects as are customary and reasonably may be requested by counsel to the underwriters or by such seller or its counsel (it being understood that if a change in the laws of the United States has occurred, such opinion shall be in a form then customary for an underwritten public offering); and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

(i) make available for inspection by each seller of Restricted Shares upon reasonable notice, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

For purposes of Sections 2.7(a) and 2.7(b) and of Section 2.3(c), the period of distribution of Restricted Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Shares in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Shares covered thereby and one hundred twenty (120) days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Shares will (x) furnish to the Company in writing such information with respect to themselves, the Restricted Shares held by them and the proposed distribution by them as reasonably requested by the Company and its counsel in connection with such registration, (y) agree to sell Restricted Shares on the basis provided in any underwriting arrangements, and (z) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be required under the terms of such underwriting arrangements.

In connection with each registration pursuant to Sections 2.3, 2.4 or 2.5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature and as are consistent with the terms of this Agreement.

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2.8 Expenses. The Company will pay all Registration Expenses in connection with each Registration Statement under Sections 2.3, 2.4 or 2.5; provided, however, that if an offering pursuant to any registration commenced pursuant to Sections 2.3 or 2.5 is abandoned and the Registration Statement withdrawn prior to being declared effective at the request of the selling stockholders (other than by reason, in whole or in part, of a material adverse change in, or adverse information pertaining to, the Company’s business, affairs, assets, results of operations, financial position, cash flows or prospects that was not known to the selling stockholders prior to the commencement of such registration, in which event the Company shall bear all Registration Expenses), such selling stockholders shall either bear, in proportion to the number of shares proposed to be sold by each, all Registration Expenses incurred and paid by the Company in conjunction with such registration or shall be deemed to have exercised their registration rights under the applicable Section. All Selling Expenses in connection with each Registration Statement under Sections 2.3, 2.4 or 2.5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

2.9 Indemnification and Contribution.

(a) In the event of a registration of any of the Restricted Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each seller of such Restricted Shares thereunder, each of its directors, partners and officers, each underwriter of such Restricted Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state or provincial securities or “blue sky” laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Shares was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld or delayed, nor shall the Company be liable in any such case if and to the extent that any such losses, claims, damages or liabilities arise solely out of or are based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller in writing specifically for use in such Registration Statement or prospectus.

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(b) In the event of a registration of any of the Restricted Shares under the Securities Act pursuant to this Agreement, each seller of such Restricted Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Restricted Shares was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of such seller, such consent not to be unreasonably withheld or delayed, nor shall such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such Registration Statement or prospectus; and provided further, however, that the liability of each seller hereunder shall not in any event exceed the net proceeds received by such seller from the sale of Restricted Shares covered by such Registration Statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses

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available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received by such holder from the sale of all such Restricted Shares offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.10 Changes in Common Shares or Preferred Shares. If, and as often as, there is any change in the Common Shares or the Preferred Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Shares or the Preferred Shares as so changed.

2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Shares to the public without registration, at all times after ninety (90) days after any Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

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(b) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Restricted Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Shares without registration.

2.12 Suspension of Registration Obligation. Notwithstanding the provisions of Section 2.3, the Company’s obligation to file a Registration Statement, or to cause such Registration Statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days in any twelve (12)-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed.

2.13 No Third Party Registration Rights. The Company represents and warrants that, there currently are no holders of its capital stock entitled to registration rights. The Company shall not, without the prior written consent of at least a majority of the then-outstanding Restricted Shares, grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

2.14 Canadian Securities Law Requirements. With a view to making available the benefits of certain rules and regulations of the Canadian Securities Laws that may at any time permit the sale of the Restricted Shares to the public without the filing of a prospectus, once a public market exists for the Common Shares, the Company agrees to use reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined under the Securities Act (Ontario), at all times after the date the Company becomes a reporting issuer under Canadian Securities Laws;

(b) file with the appropriate Canadian Securities Laws regulatory authorities in a timely manner all reports and other documents required of the Company under Canadian Securities Laws (at any time after the date that the Company becomes a reporting issuer under Canadian Securities Laws); and

(c) furnish to each holder of Restricted Shares forthwith upon request (i) a written statement by the Company stating that the Company is a reporting issuer and is not in default of any requirement of Canadian Securities Laws (at any time after the date that the Company becomes a reporting issuer under Canadian Securities Laws), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) any other reports and documents of the Company and other information in the possession of or reasonably obtained by the Company

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as the holder of Restricted Shares may reasonably request in order to avail itself of any of the Canadian Securities Laws that allow such holder to sell Restricted Shares without filing a prospectus.

ARTICLE III

COVENANTS OF THE COMPANY

3.1 Financial Statements, Reports, Etc.

(a) The Company shall prepare its financial information in accordance with Canadian generally accepted accounting principles. The Company shall furnish to each Investor, for so long as the Investor is a holder of Preferred Shares or Conversion Shares:

(i) within one hundred twenty (120) days (or such longer period agreed to by holders of a majority of the Preferred Shares) after the end of each fiscal year of the Company an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with Canadian generally accepted accounting principles and certified by a firm of independent chartered accountants of recognized international standing selected by the Board of Directors or the shareholders of the Company;

(ii) within thirty (30) days after the end of each month and forty-five (45) days (or such longer period agreed to by holders of a majority of the Preferred Shares) after the end of each quarter in each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows, unaudited but prepared in accordance with Canadian generally accepted accounting principles (subject to year-end adjustments and no notes being included) and certified by the Chief Financial Officer of the Company (acting in his capacity as an officer of the Company and not in his individual capacity), such consolidated balance sheet to be as of the end of such month or quarter, respectively and such consolidated statements of income, stockholders’ equity and cash flows to be for such month or quarter, respectively and for the period from the beginning of the fiscal year to the end of such month or quarter, respectively, in each case with comparison to budget and comparative statements for the prior fiscal year;

(iii) at the time of delivery of each annual financial statement pursuant to Section 3.1(a)(i), a certificate executed by the Chief Financial Officer of the Company (not in his personal capacity) stating that such officer has caused this Agreement and the terms of the Preferred Shares to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Preferred Shares or, if such officer has such knowledge, specifying such default and the nature thereof;

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(iv) at the time of delivery of each monthly and quarterly statement pursuant to Section 3.1(a)(ii) (and only upon delivery of such statements), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

(v) no later than thirty (30) days prior to the start of each fiscal year (or such longer period agreed to by holders of a majority of the Preferred Shares), a detailed business plan for the next fiscal year for the review and approval of the Company’s Board of Directors, and no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its Subsidiaries in respect of such fiscal year for review and approval of the Company’s Board of Directors (the “Annual Budget”), all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

(vi) promptly following receipt by the Company, but in any event within ten (10) days of receipt thereof, each audit response letter, accountant’s management letter and other written report submitted to the Company by its independent chartered accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries;

(vii) promptly after the commencement thereof, but in any event within ten (10) days of receipt of notice thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries;

(viii) promptly upon sending, making available or filing the same, all press releases, reports, financial statements, or other correspondence or information that the Company sends or makes available to its stockholders or directors, Board committee members or files with the Commission; and

(ix) promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of the Company and its Subsidiaries as such Investor reasonably may request.

(x) within forty-five (45) days of the end of each quarter in each fiscal year of the Company, the Company shall provide to each Investor a report for such quarter that provides, in reasonable detail, the prices paid for the Company’s services and/or products by (i) each customer that subscribes to the Company’s point of care solution and (ii) each other customer not included in clause (i) above (if any) to which the Company has referred Careworx, Inc., an Ontario corporation (together with its successors, “Careworx”).

(b) Confidentiality, etc. Each Investor acknowledges and agrees that all of the information received by it pursuant to Section 3.1(a) shall, except for any such information generally available to the public, be kept confidential by the Investor who shall neither use such information for any reason or purpose nor disclose such information to any other person, except (i) to any limited or general partner, shareholder, member or other Affiliate of the Investor or (ii)

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with the Company’s consent. Each Investor further acknowledges that the receipt by it of such information may result in such Investor having material undisclosed information relating to the Company which may, inter alia, restrict its ability to trade in securities of the Company.

3.2 Right of Participation in Sales by the Company.

(a) For so long as any Preferred Shares remain outstanding, the Company shall, prior to any proposed issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Investor and each Founder (and for the purposes hereof, the term “Founders” shall be deemed to include any Affiliates of a Founder which for avoidance of doubt, shall include any trust in which the trustees consist solely of the Founders or the beneficiaries of such trust include only the Founders, their immediate family members or a corporation controlled by any of the foregoing) and each Founder shall have the discretion to allocate any such offered securities acquired pursuant to this Section 3.2 amongst such Affiliates (each Investor and each Founder being an “Offeree”) by written notice (the “Initial Offer”) the right, for a period of eighteen (18) days (the “Initial Offer Period”), to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, any or all of that number of such securities as shall be equal to the aggregate offered securities multiplied by a fraction, the numerator of which is the number of Common Shares issuable upon the conversion of the Preferred Shares then owned by such Investor or the number of Common Shares owned by such Founder, as the case may be, and the denominator of which is the aggregate number of Common Shares then held by all of the Offerees (calculated on an as-converted basis) (the amount of securities each Offeree is entitled to purchase under this Section 3.2 being referred to as such Offeree’s “Pro Rata Fraction”); provided that the participation pursuant to this Section 3.2 shall not apply to securities:

(A) issued pursuant to the Purchase Agreement;

(B) issued upon conversion of any of the Preferred Shares;

(C) issued as a stock dividend, stock split, split-up or other distribution, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional Common Shares;

(D) issued pursuant to subscriptions, warrants, options, convertible securities or other rights which are listed in Schedule III of the Stock Purchase Agreement as being outstanding as of the date of this Agreement, in each case, provided such issuance is pursuant to the terms thereof;

(E) issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all the assets of another entity, but only if such issuance is approved in advance by a majority of the outstanding Preferred Shares (for greater certainty, it being acknowledged that acquisitions of USD$5,000,000 or less do not require the approval of the said majority);

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(F) issued to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the holders of a majority of the then outstanding Preferred Shares, including without limitation upon the exercise of Options (as defined in the Articles) outstanding as of the Class A Original Issue Date (as defined in the Articles), up to a maximum of 925,000 shares (or such higher number of shares as approved by the holders of a majority of the then outstanding Preferred Shares);

(H) upon the exercise of any right issued pursuant to clauses (A) through (G) hereof which was not itself in violation of the terms of this Section 3.2; and

(I) with respect to which (i) the Investors holding a majority of the Preferred Shares then held by all Investors and (ii) the holders of a majority of the Common Shares then collectively held by the Founders, elect in writing to waive the rights set forth in this Section 3.2.

(b) The Initial Offer shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Offeree may accept the Initial Offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the Initial Offer Period, in which event the Company shall promptly sell and each such Offeree shall buy, upon the terms specified, the number of securities agreed to be purchased by such Offeree.

(c) In the event an Offeree does not wish to exercise its right to purchase its Pro Rata Fraction, then any Offeree who so elects shall have the right for a period of ten (10) days from the expiration of the Initial Offer Period (the “Secondary Offer Period”) to purchase, on a pro rata basis with any other Offeree who so elect, up to any Pro Rata Fraction not purchased by an Offeree (the “Remaining Shares”). The Company shall offer to each Offeree by written notice the right to purchase the Remaining Shares and shall specify in such notice the number, price and payment terms for the Remaining Shares. Each Offeree may accept the Company’s offer for the Remaining Shares as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the Secondary Offer Period, in which event the Company shall promptly sell and each such Offeree will buy, upon the terms specified, the number of Remaining Shares agreed to be purchased by such Offeree.

(d) Subject to the foregoing, the Company shall be free at any time prior to one hundred eighty days (180) days after the last day of the Secondary Offer Period, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by the Offerees to be purchased by them), at the price and on payment terms as those specified in such notice of offer to each Offeree; provided, however, if such third party sale or sales are not consummated within such one hundred eighty (180)-day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 3.2.

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3.3 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares and Class A Fixed Value Special Shares, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized Common Shares and Class A Fixed Value Special Shares, as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued Common Shares and Class A Fixed Value Special Shares, shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued Common Shares and Class A Fixed Value Special Shares, to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of Common Shares and Class A Fixed Value Special Shares, upon conversion of the Preferred Shares.

3.4 Corporate Existence. The Company shall maintain and cause each of its Subsidiaries (other than non-operating Subsidiaries that do not hold any assets, have any liabilities or carry on any business) to maintain their respective corporate existence, rights and franchises in full force and effect. Notwithstanding the foregoing sentence, the Company may complete any corporate reorganization if, immediately following such reorganization, there are no changes to the then shareholdings in the Company or to the rights, powers and privileges of the Preferred Shares. Further, the Company may cause one or more of its Subsidiaries to be dissolved if the result thereof is that all of the assets and liabilities of such Subsidiary become those of the Company or of a new entity wholly-owned by the Company.

3.5 Properties, Business, Insurance. The Company shall maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with insurance companies reasonably believed by the Company to be financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. Without limitation of the foregoing, the Company shall maintain, at the Company’s expense, insurance in an amount determined in good faith by the Board of Directors to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect Subsidiary of the Company, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, subject to customary exclusions.

3.6 Inspection, Consultation and Advice. The Company shall permit and cause each of its Subsidiaries to permit each Investor and its representatives, at such Investor’s expense, as the case may be, to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor,

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as the case may be, and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times, upon reasonable notice, and with a minimum of disruption to the subject’s business operations. Notwithstanding the foregoing, no Investor (nor its representatives) shall be entitled to inspect any documents (nor have any discussions with respect to any documents) which, in the written opinion of counsel to the Company, are subject to attorney/client privilege as between the Company and its legal advisors.

3.7 Restrictive Agreements Prohibited. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company’s performance of any of the Transaction Documents or the Articles.

3.8 Transactions with Affiliates. Except for transactions contemplated by this Agreement, the other Transaction Documents or as otherwise approved by a majority of the outstanding Preferred Shares, neither the Company nor any of its Subsidiaries shall directly or indirectly enter into any transaction with (a) any director, officer, key employee or holder of more than three percent (3%) of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, or (b) any person who, to the knowledge of the Company and its Subsidiaries after due inquiry, is (i) a member of the family of any person described in clause (a) or (ii) a corporation, partnership, trust or other entity in which any person described in clause (a), or member of the family of any person described in clause (a), is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof, except in all cases for transactions on customary terms related to such person’s employment.

3.9 Board of Directors Meetings. The Company shall ensure that at least six (6) meetings of its Board of Directors are held, in person or by conference call, every fiscal year and that such meetings are held at least once per fiscal quarter in accordance with an agreed upon schedule.

3.11 Compensation Committee. No compensation or other remuneration shall be paid to, and no capital stock of the Company shall be issued to or granted to, any executive of the Company (including the Company’s Chief Executive Officer or Chairperson and any individual reporting to such persons) without the approval of the Compensation Committee or in accordance with compensation arrangements in effect as of the date of this Agreement. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan (or any amendment of any of the Company’s existing employee stock plans) shall be established or modified without the approval of the Compensation Committee.

3.12 Tax Matters.

(a) The Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts, consistent with the Company’s business objectives to prevent the Company or any of its Subsidiaries from becoming (i) a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”); or (ii) a “passive foreign investment corporation” within the meaning of Section 1297 of the Code, The Company shall not be responsible for any damages arising out of a breach of the Company’s

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obligations under this Section 3.12 if the Investors have approved the transactions undertaken by the Company that give rise to such breach. The parties acknowledge and agree that, with respect to possible future acquisitions by the Company, the parties have executed other agreements in connection with this Agreement that contain specific provisions that deal with consent or veto rights that the Investors have with respect to such acquisitions, and this Section 3.12(a) is not intended to provide any additional consent or other rights to the Investors with respect to such possible future acquisitions. For sake of clarity, if the Investors do not have consent or veto rights with respect to a particular acquisition under those other specific provisions, this Section 3.12(a) shall not be used by the Investors to attempt to prevent the Company from proceeding with such acquisition, even if the acquisition causes the Company to become a “controlled foreign corporation” by virtue of increasing the portion of the Company’s stock that is owned by “U.S. Shareholders” as defined in Section 951(b) of the Code.

(b) The Company shall, and shall cause its Subsidiaries to, use their best efforts to prevent the Preferred Shares from becoming “taxable Canadian property” under the current definition, within the meaning of the Income Tax Act (Canada) (the “Act”). The Company agrees to comply in all respects with any reporting requirements that may be imposed in connection with the conversion of the Preferred Shares so as to assist the Investor to meet its objective, if applicable, that such conversion is effected on a tax-free basis, including without limitation, to timely execute and file a joint election under Section 85 of the Act, if requested by the Investor, and to assist any Investor in obtaining a certificate under Section 116 of the Act. In the event that, notwithstanding the Company’s best efforts to the contrary, the Preferred Shares become “taxable Canadian property,” at any Investor’s reasonable request, the Company will cooperate with the Investor on a reasonable basis to assist the Investor in restructuring its ownership of Preferred Shares. Notwithstanding anything herein contained, the Company shall not be required to take any action pursuant to this paragraph that would or could reasonably be expected to cause any adverse consequence to the Company or its other shareholders.

(c) The Company shall not withhold any tax on amounts payable or distributable to any Investor without providing such Investor with notice of such withholding and an opportunity to obtain reduced rates of withholding or other available exemptions. Subject to applicable law, for this purpose, certifications providing the information required by applicable withholding tax provisions by the general partner of any Investor which is a partnership shall be deemed to be acceptable to the Company for purposes of applicable withholding tax provisions and certification requirements. Subject to applicable law, if the Company reasonably determines that withholding tax applies, the Company may withhold the required amounts from payments to an Investor, and the Company may remit such amount to the applicable taxing authority, unless, prior to the remittance thereof to the applicable taxing authority, such Investor provides to the Company (i) evidence reasonably satisfactory to the Company that a reduced withholding tax rate applies, and (ii) an agreement to indemnify the Company in respect thereof, in form reasonably satisfactory to the Company; in which case, the Company may withhold and remit the withholding tax calculated at the reduced withholding tax rate.

(d) Without the consent of the Investors, the Company shall not enter into any contract involving the sale, exchange or other disposition of shares of the Company if the holders of stock in the Company who are resident in Canada would be entitled to the benefits of

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applicable “rollover” or other nonrecognition treatment under Canadian tax law but Investors who are non-residents of Canada would be subject to taxation under Canadian or United States tax law in connection with selling, exchanging or disposing of shares of the Company in such transaction.

(e) The Company shall, and shall cause its Subsidiaries to, comply in all respects with the undertakings set forth in Schedule II and Schedule III hereto.

(f) Upon reasonable notice of any Investor, and subject to a reasonable confidentiality undertaking by the Investor in respect of same, the Company shall promptly provide to such Investor all tax, accounting and financial information and calculations reasonably necessary in order for such Investor to fulfill its United States federal, state and local tax reporting requirements and other obligations in connection with owning shares in the Company and shall provide to such Investor such additional information and calculations as may be reasonably requested in order for such Investor or its direct or indirect beneficial owners to obtain any applicable United States federal, state or local tax benefits; provided that any such additional information and calculations may be provided by the Company without undue burden or material adverse effect on the Company.

(g) The Company and its Subsidiaries shall make such U.S. federal, state and/or local tax elections as may be reasonably requested from time to time by the Investors, provided that such election does not adversely affect the Company, its Subsidiaries or any shareholder of the Company; provided that any de minimis or routine preparation, filing or other costs of the Company shall not be treated as adversely affected the Company.

(h) Neither the Company nor any of its Subsidiaries shall make any U.S. federal, state and/or local tax election that to the knowledge of the Company (after due inquiry, including consultation with the Company’s U.S. independent accountants), would have a material adverse effect on the Investors without having obtained the prior consent (or direction as set forth in paragraph (g) above) of the Investors;.

3.13 By-Laws. The Company shall at all times cause its By-Laws to provide that, (a) any director shall have the right to call a meeting of the Company’s Board of Directors, (b) any holder or holders of at least ten percent (10%) of the outstanding Preferred Shares or Common Shares, shall have the right to call a meeting of the Company’s Board of Directors or stockholders, and (c) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Shares as set forth in the Articles. The Company shall at all times maintain provisions in its By-Laws and Articles indemnifying all directors against liability, requiring the Company to advance directors’ expenses and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the Business Corporations Act (Ontario) and other applicable laws of Canada.

3.14 Employee Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Confidentiality and Assignment Agreements or Consultant Agreements (each as described in Section 3.16) without the consent of the Board of Directors.

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3.15 Vesting of Employee Shares. The Company shall not grant to any of its or any of its Subsidiaries’ employees any options, warrants, restricted stock or other equity incentive awards, which, in all cases, will become exercisable at a rate in excess of 25% per annum from the date of such grant without the consent of at least a majority of the outstanding Preferred Shares. The Company will require, as a condition of any grant, that such grant be pursuant to a form of option or other award agreement approved by the Company’s Board of Directors. Such agreement shall contain provisions granting the Company a right of first refusal of transfers of Company securities by a grantee to third parties. In the event the Company issues securities to any person or entity, such person or entity shall become a party to the Shareholders Agreement as a “Shareholder” (as such term is defined in the Shareholders Agreement substantially in the form attached as Exhibit A hereto), except such person shall not be required to become a party thereto if the only securities held by such person consist of unexercised options unless and until such options are actually exercised. The Company shall not grant any options, warrants, restricted stock or other equity incentive awards pursuant to agreements containing acceleration provisions without the unanimous approval of the Compensation Committee.

3.16 Employee and Consultant Agreements. The Company shall obtain, and shall cause its Subsidiaries to use reasonable best efforts to obtain, a Employee Confidentiality and Assignment Agreements substantially in the form of Exhibit B from all employees of the Company (other than clerical employees), upon (i) their initial employment by the Company or any of its Subsidiaries (with respect to any employee hired after the date hereof) or (ii) the granting of options to such employees (with respect to all other employees). The Company shall obtain, and shall cause its Subsidiaries to use their reasonable best efforts to obtain, a Consultant Agreement substantially in the form of Exhibit C from all consultants to the Company, upon their retention by the Company or any of its Subsidiaries. The Company shall obtain, and shall cause its Subsidiaries to use their reasonable best efforts to obtain, an employee nondisclosure, non-solicitation and developments agreement in a form approved by the Board of Directors (including the Preferred Director) from all clerical employees of the Company or any of its material Subsidiaries, upon their employment by the Company or any of such Subsidiaries.

3.17 Activities of Subsidiaries. Unless approved by a majority of the outstanding Preferred Shares, the Company will not organize or acquire any entity that is a Subsidiary unless such Subsidiary is wholly-owned (directly or indirectly) by the Company. Unless approved by a majority of the outstanding Preferred Shares, the Company shall not sell or otherwise transfer any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary. Unless approved by a majority of the outstanding Preferred Shares, the Company shall not permit any Subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Subsidiary.

3.18 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any federal, state, provincial, municipal or other government department commission board, bureau agency or instrumentality,

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domestic or foreign, in respect of the conduct of its business and ownership of its properties, except where such non-compliance either individually or in the aggregate would not have a material adverse effect on the Company’s business, affairs, assets, financial condition, operations, results of operations or cash flows.

3.19 Keeping of Records and Books of Account.

(a) The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with Canadian generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves required under Canadian generally accepted accounting principles consistently applied for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(b) All references in this Agreement to Canadian generally accepted accounting principles shall be deemed to be automatically amended if and when the Board of Directors of the Company (including the approval of the Preferred Director) determine to use different accounting principles (including, without limitation, United States generally accepted accounting principles or international financial reporting standards) in connection with the preparation of the Company’s financial statements and the keeping of its books of accounts.

3.20 Change in Nature of Business. Unless approved by a majority of the outstanding Preferred Shares, the Company shall not make, or permit any Subsidiary to make, any material change in the nature of its business as conducted on the date hereof.

3.21 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Investor or a prospective buyer of Preferred Shares or Conversion Shares from any Investor, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act (“Rule 144A Information”).

3.22 Acquisitions/Investments. The Company shall not acquire all or any interest in any other business or entity or establish or invest in any joint venture without the prior consent of at least a majority of the outstanding Preferred Shares if such acquisitions or investment exceeds USD$5,000,000.

3.23 Purchase by Related Entity. In the event the Company is required to redeem Preferred Shares from the Investors, in lieu of redeeming such Preferred Shares, the Investors shall be entitled to require the Company to cause any of its Subsidiaries or affiliated entities to purchase such Preferred Shares pursuant to the applicable terms set forth in the Articles, mutatis mutandis. Upon the completion of such purchase by such Subsidiary or affiliated entity, the Company shall be relieved from any obligation to redeem the Preferred Shares so purchased. If any Investor requires the Company to cause any of its Subsidiaries or affiliated entities to

Investor Rights Agreement — Page 24

purchase such holder’s Preferred Shares pursuant to this Section 3.23 and the Company fails to do so, the Company shall indemnify such Investor and hold such Investor harmless from and against any resulting tax liability. Notwithstanding anything herein contained, nothing in this Section 3.23 shall oblige the Company, its Subsidiaries, or affiliated entities to take any action pursuant to this Section 3.23, if such action is prohibited by law, or if such action would or could reasonably be expected to cause adverse consequence to the Company, its subsidiaries, affiliated entities, or the other shareholders. All expenses related to any such accommodation by the Company, its Subsidiaries and/or related entitles shall be paid by the holders of the Preferred Shares.

3.24 Transactions with Careworx. For so long as any Affiliate of the Company beneficially owns, directly or indirectly, any securities of or ownership interest in Careworx, the Company shall, and shall cause each Subsidiary to, (i) refer or otherwise direct any current or prospective customer of the Company to Careworx only for such services as are not provided by Company and its Subsidiaries to their respective customers in the ordinary course of business and (ii) maintain commercial relationships with each such referred customer on terms and conditions that are no less favorable to the Company and its Subsidiaries as the terms and conditions in effect for customers of similar size and receiving similar services from the Company and/or its Subsidiaries and that the Company has not referred or otherwise directed to Careworx. The Company and the Investors agree and acknowledge that, in the event that the Company acquires Resource Systems, Inc., the Investors and the Company will negotiate in good faith to structure such acquisitions so as to avoid any conflict of interest between the Company and the shareholders of the Company who also have an ownership interest in Careworx that is fair and equitable to the Company.

ARTICLE IV

MISCELLANEOUS

4.1. Termination.

(a) Registration Rights. The right of a holder of Restricted Shares to request registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate with respect to such holder of Restricted Shares on the earliest of (i) the fifth (5th) anniversary of a the Company’s Initial Public Offering or (ii) such date on which (x) such holder (together with all of such holder’s Affiliates) beneficially owns less than one percent (1%) of the outstanding Restricted Shares and (y) such holder receives an opinion from counsel reasonably acceptable to such holder that such holder can sell all of its Restricted Shares pursuant to Rule 144 of the Securities Act, without restrictions, or any successor regulation or comparable provision of Canadian Securities Law.

(b) Covenants. Each of the covenants set forth in Article III of this Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (i) immediately prior to and conditional upon the completion of a Qualified IPO; (ii) immediately prior to the consummation of a Sale Event (as defined in the Shareholders Agreement); (iii) a combination thereof; or (iv) in the event that Investors and their Affiliates collectively cease to hold fifty percent (50%) of the Class A Preferred Shares originally issued to the Investors in the aggregate.

Investor Rights Agreement — Page 25

4.2 Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed and transmitted by facsimile or other means of electronic communication, which signature shall be binding upon the parties as if they were original signatures.

4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby) and the laws of Canada applicable in the Province of Ontario.

4.4 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein. If such a modification is not possible, the parties hereto shall negotiate in good faith a modification of such provision that reflects as closely as possible the economic purpose of the invalid, illegal or unenforceable provision. If no agreement with respect to such modification is reached, the invalid, illegal or unenforceable provision will be severed from this Agreement. In any case, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby for so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party.

4.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each of the parties hereto shall be entitled to specific performance of the agreements and obligations hereunder of the Company and the other parties hereto and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

4.6 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile, addressed as follows:

(a) if to the Company, at Wescom, Inc., 6975 Creditview Road, Unit 4, Mississauga, ON, Canada L5N 8E9, Attention: President, facsimile: (905) 858-2248, with a copy to Harris + Harris LLP, 2355 Skymark Avenue, Suite 300, Mississauga, ON, Canada L4W 4Y6, Attention: Gregory H. Harris, facsimile: (905) 629-4350;

(b) if to any Investor, at the address of such Investor set forth in Schedule I hereto, with a copy to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, Attention: Mark H. Burnett, facsimile: (617) 523-1231;

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(c) if to any Founder, at Wescom, Inc., 6975 Creditview Road, Unit 4, Mississauga, ON, Canada L5N 8E9, facsimile: (905) 858-2248, with a copy to Harris + Harris LLP, 2355 Skymark Avenue, Suite 300, Mississauga, ON, Canada L4W 4Y6, Attention: Gregory H. Harris, facsimile: (905) 629-4350.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices shall be considered to be delivered (i) three (3) days after dispatch in the event of first class or registered mail, (ii) the next succeeding business day in the event of electronic mail or facsimile transmission (with confirmation of receipt) or overnight courier service, and (iii) on the day of delivery in the event of delivery by hand in person.

4.7 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived except by an instrument in writing executed by the Company and the Investors holding a majority of the outstanding Preferred Shares then held by all Investors; provided, however, that the provisions of Article II may not be amended, modified or waived except by an instrument in writing executed by the Company and holders of a majority of the then outstanding Restricted Shares; provided further, however, that the provisions of Section 3.2 and this Section 4.7 may not be amended, modified or waived in a manner that, by its terms, adversely and disproportionately affects the Founders (as compared to the Investors) except by an instrument in writing executed by (a) the Company, (b) the Investors holding a majority of the Preferred Shares then held by all Investors and (c) the Founders holding a majority of the Common Shares then held by all Founders; and provided further, however, that any party may waive its rights under any provision of this Agreement by delivering to the Company an instrument in writing executed by such party. No waiver hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Notwithstanding the foregoing, any amendment or modification which adversely affects one or more holders of Preferred Shares in a different manner than all other holders of Preferred Shares shall require the written consent of such party.

4.8 Assignment; Binding Effect. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto (including without limitation permitted transferees of Preferred Shares or Restricted Shares), whether so expressed or not. The rights of any holder of Restricted Shares under this Agreement may be transferred (subject to compliance with the Shareholders Agreement, provided that, for the avoidance of doubt, nothing herein shall supersede the Shareholders Agreement for so long as such Shareholders Agreement is in effect) to any transferee (i) who acquires at least 956,938 Preferred Shares (appropriately adjusted to reflect stock splits, stock dividends, combinations or the like with respect to the Preferred Shares) from such holder of Preferred Shares or its permitted transferee, (ii) who is a limited or general partner, shareholder, member or other Affiliate of a holder of Restricted Shares or its permitted transferee, or (iii) any other Investor; provided that in the case of clauses (i) and (ii) above, such transferee shall agree to be bound by and execute a counterpart signature page to this Agreement.

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4.9 Aggregation of Stock. All Restricted Shares held or acquired by Affiliates of the Investors shall be aggregated together for the purposes of determining the availability of any rights under the Agreement.

4.10 Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

4.11 Mutual Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in transactions similar to those contemplated hereby. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Investor Rights Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed as of the date first above written.

WESCOM INC.

By:	/s/ Michael Wessinger
Name:	Michael Wessinger
Title:	President

Investor Rights Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed as of the date first above written.

INVESTORS:

JMI EQUITY FUND VII, L.P.

By:	JMI Associates VII, L.L.C.,
Its General Partner

By:	/s/ Harry Gruner
Name:	Harry Gruner
Title:	Managing Member

Investor Rights Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be executed as of the date first above written.

FOUNDERS:

SOLELY FOR PURPOSES OF SECTION 3.2 AND ARTICLE IV (EXCEPT FOR SECTIONS 4.1 AND 4.9) HEREOF:

/s/ Michael Wessinger
Michael Wessinger

/s/ David Wessinger
David Wessinger

SCHEDULE I

INVESTORS

JMI Equity Fund VII, L.P.

SCHEDULE II

The Company and its Subsidiaries shall comply with the undertakings set forth below for each year (or portion thereof) in which the Company or any of its Subsidiaries is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company or any of its Subsidiaries, as applicable, shall retain such independent advisors as may be necessary to assist with the following undertakings and will bear the expenses associated with such independent advisors.

1.	Within 30 business days following March 31, June 30, September 30 and December 31 of each year (each, a “Calendar Quarter”), the Company shall determine the current and accumulated “earnings and profits” of the Company and each of its Subsidiaries, calculated in accordance with Section 964 of the Code, and provide such information to any Investor that is a “United States person” as defined in Section 7701(a)(30) the Code (a “U.S. Investor”).

2.	The Company agrees that it and each of its Subsidiaries will use commercially reasonable efforts, consistent with the Company’s business objectives, to avoid (a) realizing “subpart F income,” as defined in Section 952 of the Code, and (b) causing the Investors to include amounts in gross income pursuant to Sections 951(a)(1)(B) and 956 (“Investment of earnings in United States property”) of the Code.

3.	The Company shall review the financial position of the Company and each of its Subsidiaries each Calendar Quarter to determine the amount, if any, of its subpart F income and earnings invested in U.S. property. If, notwithstanding the undertakings in paragraph 2 above, the Company determines that it is likely that in any Calendar Quarter the Company has realized or will realize subpart F income or has increased or will increase its earnings invested in U.S. property, the Company shall immediately so inform the U.S. Investors and consider what steps, if any, should be taken by the Company to reduce the amount of its subpart F income or earnings invested in U.S. property, as the case may be, for the current quarter and for future periods.

SCHEDULE III

The Company and its Subsidiaries shall follow the guidelines set forth below in order to determine whether it is properly classified as a passive foreign investment company (a “PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

The Company or any of its non-U.S. Subsidiaries will be a PFIC for any taxable year in which either (i) 75% or more of its gross income is “passive income” within the meaning of Section 1297(b) of the Code or (ii) on average for the taxable year, 50% or more of its assets (by value), produce or are held for the production of passive income (“passive assets”). Assets which do not produce passive income are hereinafter referred to as “nonpassive assets”.

1.	Within 30 business days following the end of each of the first three quarters of each taxable year of the Company and its Subsidiaries, the principal financial or accounting officer of the Company (the “CFO”) will review the financial position of the Company and its Subsidiaries to determine the extent of their passive and nonpassive income for the quarter. For purposes of this determination, the CFO will apply the guidelines contained in IRS Notice 88-22, 1988-1 CB 489, or such other applicable regulatory or administrative pronouncements as may have been issued by the Internal Revenue Service or such judicial interpretations as may have been rendered prior to the date of such review.

2.	If, based upon such review, the CFO determines that it is likely that, as of the end of such quarter, the Company or any of its Subsidiaries may have had passive income which exceeds 70% of its total gross income or passive assets which exceed 45% of its total assets, then the CFO will immediately so inform the Investors and consider what steps, if any, should be taken by the Company or its Subsidiaries to reduce the amount of passive income and/or the amount of passive assets, as the case may be, for future periods.

3.	Promptly following the end of each taxable year, the CFO will again review the financial position of the Company and its Subsidiaries and make a final determination of the extent of their passive and nonpassive income for such taxable year and their passive and nonpassive assets as of the end of such taxable year, applying the same guidelines as are referenced in paragraph 1 above. In the event that the CFO determines that the Company may have had passive income which exceeds 70% of its total gross income or passive assets which exceed 45% of its total assets, then the CFO will immediately so inform the Investors and consider what steps, if any, should be taken by the Company or its Subsidiaries to reduce the amount of passive income and/or the amount of passive assets, as the case may be, during the next following taxable year.

4.	If, despite the Company’s best efforts, the Company would be treated as a PFIC, the Company shall comply with the information and other reporting requirements set forth in Subtitle A, Chapter 1, Subchapter P, Part VI of the Code.

5.	If, despite the Company’s and its Subsidiaries’ best efforts, the Company or any of its Subsidiaries would be treated as a PFIC, the Company or its Subsidiaries, as applicable,

shall, for the year of such determination and each subsequent year, timely provide each of the Investors with a properly completed and duly executed “PFIC Annual Information Statement” that meets the requirements of U.S. Treasury Regulations Section 1.1295-1(g) and any other information or assistance required by such regulations or otherwise necessary for the Investors or their direct or indirect owners to (i) make a timely election to treat such entity that is a PFIC as a “qualified electing fund” under Section 1295 of the Code and (ii) timely fulfill their annual election requirements (as described in U.S. Treasury Regulations Section 1.1295-1(f)) in each subsequent year in which any of the Investors owns an interest (directly or indirectly) in such entity. Each PFIC Annual Information Statement provided to the Investors pursuant to the preceding sentence shall be prepared by a qualified U.S. tax advisor experienced in such matters. Furthermore, if the Company or any of its Subsidiaries is a PFIC, such entity shall use reasonable best efforts, consistent with the Company’s or its Subsidiaries’ business objectives, as applicable, not to generate any income, gains or other earnings and profits, as determined for U.S. federal income tax purposes, from transactions entered into outside of the ordinary course of its business during any period in which any of the Investors holds an interest (directly or indirectly) in such entity. For purposes of the previous sentence, transactions entered into outside of the ordinary course of business shall include, but shall not be limited to, transfers of assets between and among the Company and its Subsidiaries and transfers of the Company or its Subsidiaries or interests in such entities.

EXHIBIT A

SHAREHOLDERS AGREEMENT

This Shareholders Agreement dated as of February 25, 2011 (the “Agreement”) by and among Wescom Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the “Company”), the Investors listed on Schedule I hereto (the “Investors”) and certain holders of shares of capital stock of the Company set forth on Schedule II hereto and any other parties who execute an Instrument of Adherence to this Agreement (collectively, the “Shareholders”; and together with the Investors, the “Security Holders”). This Agreement shall become effective (the “Effective Time”) upon consummation of the Amalgamation of PCC Acquisition Corporation (the “Purchaser”) and the Company pursuant to the Articles of Amalgamation dated as of the date hereof (the “Amalgamation”).

W I T N E S S E T H:

WHEREAS, the Shareholders are holders of shares of capital stock of the Company;

WHEREAS, the Purchaser acquired 2,255,062 Class A Preferred Shares (the “Class A Preferred Shares”), 2,529,627 Common Shares (the “Common Shares”) and 2,529,627 Class B Special Shares (the “Special Shares”) of the Company pursuant to the Class A Preferred Share Purchase Agreement dated as of the date hereof among the Company, the Purchaser, the Investors and certain of the Shareholders (the “Purchase Agreement”);

WHEREAS, it is a condition to the obligations of the Purchaser and the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof; and

WHEREAS, pursuant to the Amalgamation, as of the Effective Time, the Investors will be the holders of 4,784,689 Class A Preferred Shares.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person; provided that, in the case of any Investor, the term “Affiliate” shall not include any portfolio company of such Investor.

“Articles” shall mean the Company’s articles of amalgamation, as of the Effective Time (as amended and in effect).

Shareholders Agreement – Page 2

“Business Day” shall mean any day other than Saturday, Sunday, and any recognized holidays in the Province of Ontario.

“Common Shares” shall mean Common Shares (as defined in the Articles), as constituted as of the Effective Time.

“Initial Public Offering” shall mean the initial underwritten public offering of Common Shares pursuant to a Registration Statement.

“Person” or “Persons” shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Registration Statement” shall mean (a) any effective registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) or (b) a (final) prospectus filed by the Company under the Securities Act (Ontario), as amended, in a public offering and sale of securities of the Company.

“Sale Event” means (a) the sale to any person (or group of related persons) of securities representing a majority of the combined voting power of the then issued and outstanding capital stock of the Company, (b) a merger, consolidation, amalgamation, share exchange or other business combination involving the Company and any person (or group of related persons) in which the Security Holders receive consideration in respect of securities of the Company representing a majority of the combined voting power of the then issued and outstanding capital stock of the Company, or (c) a sale of all or substantially all of the assets of the Company to any person (or group of related persons).

“Shares” shall mean and include all shares of capital stock of the Company, including the Common Shares, Class A Preferred Shares, Class A Special Shares and Class B Special Shares, and all other securities of the Company which may be issued upon conversion or exercise of, in exchange for, or in respect of, Common Shares, Class A Preferred Shares, Class A Special Shares and Class B Special Shares, or other capital stock of the Company (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means), now owned or hereafter acquired by any Security Holder. For purposes of this Agreement, all of the securities of the Company that a Security Holder has a right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company, including options to purchase Common Shares, then owned by such Security Holder shall be deemed to be Shares then owned by such Security Holder.

Shareholders Agreement – Page 3

ARTICLE II

THE BOARD OF DIRECTORS; ELECTIONS

2.1 Number of Directors. Subject to the provisions of the Articles, the number of directors constituting the entire Board of Directors of the Company (the “Board”) shall be no more than five (5). In addition to any other approval required by law or the Articles, the number of directors of the Company shall not be changed without the consent of the holders of a majority of the outstanding Class A Preferred Shares, voting separately as a class.

2.2 Election of Directors. At any time at which shareholders of the Company will have the right to, or will vote for or consent in writing to, elect directors of the Company, then, and in each such event, each of the Security Holders shall vote (or, if applicable, consent with respect to) all Shares or other voting securities of the Company presently owned or hereafter acquired by them (whether owned of record or over which any such Security Holder exercises voting control) in favor of the following actions:

(a) to cause and maintain the election to the Board one (1) person designated by the holders of a majority of the issued and Class A Preferred Shares (the “Preferred Director”) (who shall initially be Harry Gruner), which Preferred Director shall be elected by the holders of a majority of the outstanding Class A Preferred Shares, voting separately as a class;

(b) to cause and maintain the election to the Board three (3) persons designated by the holders of a majority of the issued and outstanding Common Shares (the “Common Directors”) (who shall initially be Michael Wessinger, David Wessinger and William Dillane), which Common Directors shall be shall be elected by the holders of a majority of the outstanding Common Shares, voting separately as a class; and

(c) to cause and maintain the election to the Board one (1) person, who is not an employee of the Company or any subsidiary thereof or otherwise affiliated with the Company (the “Independent Director”), which Independent Director shall be elected by the holders of a majority of the outstanding Class A Preferred Shares, voting as a separate class, and the holders of a majority of the outstanding Common Shares, voting as a separate class.

2.3 Vacancies and Removal.

(a) Preferred Director. The Preferred Director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Preferred Director may be removed during his or her term of office, with or without cause, only with the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Preferred Shares, voting as a separate class. Any vacancy in the office of a Preferred Director may be filled only with the vote or written consent of the holders of a majority of the outstanding Class A Preferred Shares, voting as a separate class, and in each case in accordance with the requirements of this Agreement for designation of the Preferred Director.

(b) Common Directors. Each Common Director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. A Common

Shareholders Agreement – Page 4

Director may be removed during his or her term of office, with or without cause, only with the affirmative vote or written consent of the holders of a majority of the outstanding Common Shares, voting as a separate class. Any vacancy in the office of a Common Director may be filled only with the vote or written consent of the holders of a majority of the outstanding Common Shares, voting as a separate class, and in each case in accordance with the requirements of this Agreement for designation of the Common Directors.

(c) Independent Director. The Independent Director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Independent Director may be removed during his or her term of office, with or without cause, only with the written consent of either the holders of a majority of the outstanding Class A Preferred Shares, voting as a separate class, or the holders of a majority of the outstanding Common Shares, voting as a separate class. Any vacancy in the office of an Independent Director may be filled only with the vote or written consent of the holders of a majority of the outstanding Class A Preferred Shares, voting as a separate class, and the holders of a majority of the outstanding Common Shares, voting as a separate class.

2.4 Attendance at Meetings; Expenses.

(a) Attendance at Meetings. Each of the Security Holders shall attend (in person or by proxy), and vote such Security Holder’s shares of the capital stock of the Company in accordance with this Agreement at, each annual meeting of the shareholders of the Company and each special meeting of the shareholders of the Company involving the election of directors of the Company.

(b) Expenses. The Company will reimburse its non-employee directors for all reasonable costs incurred on behalf of the Company, including but not limited to costs incurred in connection with attending the meetings of the Board or any committee of the Board, consistent with the Company’s travel policies.

2.5 Committees of the Board of Directors. Upon the written request of the holders of a majority of the outstanding Class A Preferred Shares, the Board shall establish (a) a Compensation Committee (which shall be charged with the non-exclusive authority over recommendations of granting of stock options and compensation), and/or (b) an Audit Committee (which shall be charged with reviewing the Company’s financial statements and accounting practices). The Board may also establish such other committees as the Board shall deem necessary or convenient from time to time. Except to the extent otherwise required by applicable law or regulation, each committee shall include the Preferred Director.

2.6 No Liability for Election of Recommended Directors. No person, nor any Affiliate of any person, shall have any liability as a result of designating an individual for election as a director for any act or omission by such designated individual in his or her capacity as a director of the Company, nor shall any person have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

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ARTICLE III

TRANSFERS

3.1 Prohibited Transfers. No Security Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of (collectively, a “Transfer”) any or all of such Security Holder’s Shares except (a) pursuant to a bona fide written offer from a person or entity (the “Proposed Transferee”) for consideration consisting solely of cash and (b) otherwise in full compliance with such Security Holder’s obligations under this Article III. The Company shall not record the Transfer on its books of any Shares that are subject to this Agreement, unless the provisions hereof have been complied with in full. Any purported Transfer by a Security Holder of Shares without full compliance with the provisions of this Agreement shall be null and void.

3.2 Right of First Refusal on Dispositions of Shareholder’s Shares.

(a) Offer by a Shareholder. If at any time any Shareholder desires to Transfer all or any portion of such Shareholder’s Shares pursuant to a written bona fide offer from the Proposed Transferee, such transferring Shareholder shall, within five (5) Business Days after the Proposed Transferee has delivered the offer to such transferring Shareholder, submit a written offer (the “Shareholder Offer”) to sell such Shares (the “Shareholder Offered Shares”) to the Company and the other Security Holders on terms and conditions (including price) not less favorable to the Company and the other Security Holders than those on which the transferring Shareholder proposes to sell such Shareholder Offered Shares to the Proposed Transferee. The Shareholder Offer shall disclose in reasonable detail the identity of the Proposed Transferee, the number and type of Shareholder Offered Shares proposed to be sold, the total number of Shares owned by such transferring Shareholder, the terms and conditions (including price) of the proposed sale, and any other material facts relating to the proposed sale, and shall be accompanied by a copy of the Proposed Transferee’s written offer. The Shareholder Offer shall further state that the Company and the other Security Holders may acquire, in accordance with the provisions of this Agreement, all, but not less than all, of the Shareholder Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

(b) Company Notice of Intent to Purchase. If the Company desires to purchase all or any part of the Shareholder Offered Shares, the Company shall communicate in writing its election to purchase to the transferring Shareholder and each other Security Holder, which communication shall state the number of Shareholder Offered Shares the Company desires to purchase and shall be delivered in person or mailed to the transferring Shareholder and each other Security Holder within twenty (20) days of the date of the Shareholder Offer. Subject to Section 3.2(g) below, such communication shall, when taken in conjunction with the Shareholder Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of the Shareholder Offered Shares.

(c) Security Holder’s Right of First Refusal. If, within twenty (20) days of its receipt of the Shareholder Offer, the Company fails to deliver written notice to the transferring Shareholder and each other Security Holder of its intention to purchase all of the Shareholder Offered Shares (the Shareholder Offered Shares which the Company does not elect to purchase

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being referred to as the “Shareholder Refused Shares”), then, subject to Section 3.2(g) below, each other Security Holder shall have the right to purchase up to that number of Shareholder Refused Shares as shall be equal to the number of Shareholder Refused Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares (calculated on an as-converted basis) then owned by such Security Holder, and the denominator of which shall be the aggregate number of Common Shares (calculated on an as-converted basis) then owned by all Security Holders. The amount of Shareholder Refused Shares that each other Security Holder is entitled to purchase under this Section 3.2 shall be referred to as its “Shareholder Pro Rata Fraction.”

(d) Oversubscription Rights. The Security Holders shall have a right of oversubscription such that if any Security Holder declines to purchase its Shareholder Pro Rata Fraction, the other Security Holders shall, among them, subject to Section 3.2(g) below, have the right to purchase up to the balance of the Shareholder Refused Shares not so purchased. Such right of oversubscription may be exercised by a Security Holder by accepting the offer of the Shareholder Refused Shares as to more than its Shareholder Pro Rata Fraction in accordance with Section 3.2(e) below. If, as a result thereof, such oversubscriptions exceed the total number of Shareholder Refused Shares available in respect of such oversubscription privilege, the oversubscribing Security Holders shall be reduced with respect to their oversubscriptions on a pro rata basis in accordance with their respective Shareholder Pro Rata Fractions or as they may otherwise agree among themselves.

(e) Security Holder Notice of Intent to Purchase. If a Security Holder desires to purchase all or any part of the Shareholder Refused Shares, such Security Holder shall communicate in writing its election to purchase to the transferring Shareholder, which communication shall state the number of Shareholder Refused Shares the Security Holder desires to purchase and shall be delivered in person or mailed to the transferring Shareholder within forty (40) days of the date of the Shareholder Offer. Subject to Section 3.2(g) below, such communication shall, when taken in conjunction with the Shareholder Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of such Shareholder Refused Shares (subject to the aforesaid limitations as to a Security Holder’s right to purchase more than such Security Holder’s Shareholder Pro Rata Fraction).

(f) Closing. Sales of the Shareholder Offered Shares to be sold to the Company or Shareholder Refused Shares to be sold to the participating Security Holders pursuant to this Section 3.2 shall be made at the offices of the Company within sixty (60) days after the date of the Shareholder Offer. Such sales shall be effected by the transferring Shareholder’s delivery to the Company or participating Security Holders(s) of a certificate or certificates evidencing the Shareholder Offered Shares or Shareholder Refused Shares, as the case may be, to be purchased by it, duly endorsed for transfer to the Company or participating Security Holder(s), as the case may be, against payment to the transferring Shareholder of the purchase price therefor by the Company or said participating Security Holder(s), as the case may be.

(g) Sale to Third Party. If all of the Shareholder Offered Shares are not purchased by the Company and the other Security Holders, collectively, within the time frame

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specified in this Section 3.2, all of the Shareholder Offered Shares may be sold by the transferring Shareholder to the Proposed Transferee at any time within ninety (90) days after the date the Shareholder Offer was made to the Company and the other Security Holders, subject to full compliance with the other provisions of this Article III. Any such sale shall be to the Proposed Transferee, at the price and upon other terms and conditions, if any, as those specified in the Shareholder Offer. Any Shareholder Offered Shares not sold within such ninety (90)-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.2. If Shareholder Refused Shares are sold pursuant to this Section 3.2 to an Investor or affiliate thereof, in such case only, the Shareholder Refused Shares so sold to such Investor shall only be subject to the restrictions imposed by this Agreement to the extent that other Shares owned by such Investor are subject to the restrictions imposed by this Agreement.

(h) Certain Sales Excluded. The Company’s and Security Holders’ right of refusal provided in this Section 3.2 shall not apply with respect to (i) sales of Shares to the Company, (ii) sales by a Founder pursuant to his co-sale rights under Section 3.5 below or (iii) sales of Shares in a Sale Event.

3.3 Right of First Offer on Dispositions of Investor’s Shares.

(a) Offer by an Investor. If at any time any Investor desires to Transfer all or any portion of such Investor’s Shares, such transferring Investor shall submit a written offer (the “Investor Offer”) to sell such Shares (the “Investor Offered Shares”) to the Company and Michael Wessinger and David Wessinger (collectively the “Founders” or individually a “Founder”) pursuant to the terms and conditions set forth in this Section 3.3. For the purposes of this Article III, the term “Founders” shall be deemed to include any Affiliates of a Founder (which, for the avoidance of doubt, shall include any trust in which the trustees consist solely of Founders or the beneficiaries of such trust include only the Founders, their immediate family members or a corporation controlled by any of the foregoing) and each Founder shall have the discretion to allocate any Investor Offered Shares acquired pursuant to this Section 3.3 amongst such Affiliates. The Investor Offer shall disclose the number and type of Investor Offered Shares proposed to be sold and the terms and conditions (including price) of the proposed sale. The Investor Offer shall further state that the Company and the Founders may acquire, in accordance with the provisions of this Agreement, all but not less than all of the Investor Offered Shares for the price and upon the other terms and conditions set forth therein. The Investors, in the aggregate, may not submit more than two (2) Investor Offers in any twelve (12) month period.

(b) Company Notice of Intent to Purchase. If the Company desires to purchase all or any part of the Investor Offered Shares, the Company shall communicate in writing its election to purchase to the transferring Investor and each of the Founders, which communication shall state the number of Investor Offered Shares the Company desires to purchase and shall be delivered in person or mailed to the transferring Investor and each of the Founders within twenty (20) days of the date of the Investor Offer. Subject to Section 3.3(g) below, such communication shall, when taken in conjunction with the Investor Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of the Investor Offered Shares.

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(c) Founders’ Secondary Right of First Offer. If, within twenty (20) days of its receipt of the Investor Offer, the Company fails to deliver written notice to the transferring Investor and each of the Founders of its intention to purchase all of the Investor Offered Shares (the Investor Offered Shares which the Company does not elect to purchase being referred to as the “Investor Refused Shares”), each of the Founders shall have, subject to Section 3.3(g) below, the right to purchase that number of Investor Refused Shares as shall be equal to the number of Investor Refused Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares (calculated on an as-converted basis) then owned by such Founder, and the denominator of which shall be the aggregate number of Common Shares (calculated on an as-converted basis) then owned by all of the Founders. The amount of Investor Refused Shares that each of the Founders is entitled to purchase under this Section 3.3 shall be referred to as its “Investor Pro Rata Fraction.”

(d) Oversubscription Rights. The Founders shall have a right of oversubscription such that if any Founder declines to purchase its Investor Pro Rata Fraction, the other Founder shall have the right, subject to Section 3.3(g) below, to purchase up to the balance of the Investor Refused Shares not so purchased. Such right of oversubscription may be exercised by a Founder by accepting the offer of the Investor Refused Shares as to more than its Investor Pro Rata Fraction in accordance with Section 3.3(e) below.

(e) Security Holder Notice of Intent to Purchase. If a Founder desires to purchase all or any part of the Investor Refused Shares, such Founder shall communicate in writing its election to purchase to the transferring Investor, which communication shall state the number of Investor Refused Shares the Founder desires to purchase and shall be delivered in person or mailed to the transferring Investor within forty (40) days of the date of the Investor Offer. Subject to Section 3.3(g) below, such communication shall, when taken in conjunction with the Investor Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of such Investor Refused Shares (subject to the aforesaid limitations as to a Founder’s right to purchase more than such Founder’s Investor Pro Rata Fraction).

(f) Closing. Sales of the Investor Offered Shares to be sold to the Company or Investor Refused Shares to be sold to the participating Founders pursuant to this Section 3.3 shall be made at the offices of the Company within sixty (60) days after the date of the Investor Offer. Such sales shall be effected by the transferring Investor’s delivery to the Company or participating Founder(s) of a certificate or certificates evidencing the Investor Offered Shares or Investor Refused Shares, as the case may be, to be purchased by it, duly endorsed for transfer to the Company or participating Founder(s), as the case may be, against payment to the transferring Investor of the purchase price therefor by the Company or said participating Founder(s), as the case may be.

(g) Sale to Third Party. If all of the Investor Offered Shares are not purchased by the Company and the Founders, collectively, within the time frame specified in this Section 3.3, all of the Investor Offered Shares may be sold by the transferring Investor at any time within one hundred twenty (120) days after the date the Investor Offer was made to the Company and the Founders, subject to full compliance with the other provisions of this Article III. Any such sale shall be at a price not less than the price stated in the Investor Offer and shall be upon other

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terms and conditions, if any, not materially more favorable to the buyer(s), in the aggregate, as those specified in the Investor Offer. Any Investor Offered Shares not sold within such one hundred twenty (120) day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.3.

(h) Certain Sales Excluded. The Company’s and Founders’ right of offer provided in this Section 3.3 shall not apply with respect to (i) sales of Shares to the Company, (ii) sales of Shares by an Investor pursuant to its co-sale rights under Section 3.4 below or (iii) sales of Shares in a Sale Event.

3.4 Right of Participation in Sales by Shareholders.

(a) Co-Sale Right of Investors. Subject to Section 3.2 above, if at any time a Shareholder proposes to Transfer any Shares (the “Co-Sale Shares”) to a Proposed Transferee other than the Company (a “Buyer”), each of the Investors shall have the right to sell to such Buyer, as a condition to such sale by such Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by such Shareholder (as stated in the Shareholder Offer provided under Section 3.2(a)), such number of shares equal to the Co-Sale Shares multiplied by a fraction, the numerator of which is the aggregate number of Common Shares (calculated on an as-converted basis) owned by the particular Investor desiring to sell Shares to such Buyer, and the denominator of which is the sum of all Common Shares (calculated on an as-converted basis) owned by all Investors desiring to participate in a sale to such Buyer under this Section 3.4 plus all Common Shares (calculated on an as-converted basis) owned by such Shareholder.

(b) Notice of Intent to Participate. Each Investor wishing to participate in any Transfer under this Section 3.4 shall notify in writing the Shareholder transferring hereunder of such intention as soon as practicable after such Investor’s receipt of the Shareholder Offer made pursuant to Section 3.2(a), and in any event within sixty (60) days after the date such Shareholder Offer was made.

(c) Sale to a Proposed Transferee. The Shareholder selling hereunder and each participating Investor shall sell to the Buyer all, or at the option of the Buyer, any part of the shares proposed to be sold by them at the price and upon such other terms and conditions, if any, as those in the Shareholder Offer provided by such Shareholder under Section 3.2(a); provided, however, that any purchase of less than all of such shares by the Buyer shall be deducted from the number of shares offered to be sold by such Shareholder and each participating Investor pro rata based upon the applicable number of Co-Sale Shares desired to be sold by the Shareholder and the number of shares that each participating Investor is entitled to sell pursuant to Section 3.4(a).

(d) Prohibited Transfers. In the event of any Transfer of any shares or other securities of the Company by a Shareholder in violation of any provision of Section 3.4, each Investor shall have the right to elect to cause such Shareholder to purchase, and such Shareholder shall be obligated to purchase, from such Investor, at the same price per share and on the same terms and conditions as involved in such sale by the Shareholder, such number of Shares

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(calculated on an as-converted basis) equal to the number of Shares sold by such Shareholder multiplied by a fraction, the numerator of which is the aggregate number of Common Shares owned by any particular Investor desiring to sell Shares to such Shareholder under this Section 3.4 (calculated on an as-converted basis) and the denominator of which is the sum of all Common Shares owned by all Investors desiring to sell Shares to such Shareholder under this Section 3.4 (calculated on an as-converted basis) plus the number of Common Shares (calculated on an as-converted basis) owned by such Shareholder immediately prior to such Transfer.

3.5 Right of Participation in Sales by Investors.

(a) Co-Sale Right of Founders. Subject to Section 3.3 above, if at any time an Investor proposes to Transfer any Shares (“Investor Co-Sale Shares”) to a Buyer, such Investor shall, in each case, submit a written notice, which shall set forth the number and type of Investor Co-Sales Shares proposed to be sold to such Buyer and the terms and conditions (including price) of the proposed sale (the “Co-Sale Notice”), to each of the Founders, which shall have the right to sell to such Buyer, as a condition to such sale by such Investor, at the same price per share and on the same terms and conditions as set forth in the Co-Sale Notice, such number of shares equal to the Investor Co-Sale Shares multiplied by a fraction, the numerator of which is the aggregate number of Shares (calculated on an as-converted basis) owned by the respective Founder desiring to sell Shares to such Buyer, and the denominator of which is the sum of all Shares (calculated on an as-converted basis) owned by all Founders desiring to participate in a sale to such Buyer under this Section 3.5 plus the number of Common Shares (calculated on an as-converted basis) owned by such Investor.

(b) Notice of Intent to Participate. Each Founder wishing to participate in any Transfer under this Section 3.5 shall notify in writing the Investor transferring hereunder of such intention as soon as practicable after such Founder’s receipt of the Co-Sale Notice and in any event within twenty (20) days of such receipt.

(c) Sale to a Proposed Transferee. The Investor selling hereunder and each participating Founder shall sell to the Buyer all, or at the option of the Buyer, any part of the Shares proposed to be sold by them at the price and upon such other terms and conditions, if any, as those in the Co-Sale Notice; provided, however, that any purchase of less than all of such shares by the Buyer shall be deducted from the number of Shares offered to be sold by such Investor and each participating Founder pro rata based upon the applicable number of Investor Co-Sale Shares desired to be sold by the Founder and the number of shares that each participating Founder is entitled to sell pursuant to Section 3.5(a).

(d) Prohibited Transfers. In the event of any Transfer of any shares or other securities of the Company by an Investor in violation of any provision of Section 3.5, each Founder shall have the right to elect to cause such Investor to purchase, and such Investor shall be obligated to purchase, from such Founder, at the same price per share and on the same terms and conditions as involved in such sale by the Investor, such number of Shares (calculated on an as-converted to basis) equal to the number of Shares sold by such Investor multiplied by a fraction, the numerator of which is the aggregate number of Shares owned by any particular Founder desiring to sell Shares to such Investor under this Section 3.5 (calculated on an as-

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converted basis) and the denominator of which is the sum of all Shares owned by all Founders desiring to sell shares to such Investor under this Section 3.5 (calculated on an as-converted basis) plus the number of Common Shares (calculated on an as-converted basis) owned by such Investor immediately prior to such Transfer.

3.6 Instrument of Adherence. Except as otherwise provided herein, no Security Holder shall Transfer any Shares to any Person not otherwise a party hereto who does not first execute the Instrument of Adherence substantially in the form attached hereto as Annex I (an “Instrument of Adherence”) as a “Shareholder” (if such transferring Security Holder is a Shareholder) or “Investor” (if such transferring Security Holder is an Investor); provided that, if such Person is a Buyer pursuant to Section 3.4 or 3.5, such Person shall be a “Shareholder” or “Investor,” respectively. If any Transfer of Shares is attempted contrary to the provisions of this Agreement, the Company shall have the right to: (i) purchase such Shares from the transferring Security Holder or the purported transferee; (ii) obtain a temporary and/or permanent injunction restraining such Transfer (no bond or other security shall be required in connection with such action); or (iii) refuse to recognize any purported transferee as a Security Holder and may continue to treat the transferor as a Security Holder for all purposes, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

3.7 Prohibition on Transfers of Shares to Competitors. No Security Holder may at any time transfer any Shares to any person or entity that engages in any business activity that is in competition, directly or indirectly, with the products or services being developed, offered, marketed, sold or licensed by the Company. The determination of whether any proposed transferee engages in any business activity that is in competition with those of the Company shall be made by the Board in good faith. This prohibition shall be applicable in addition to and separately from the other provisions hereof.

3.8 Drag-Along Rights.

(a) If at any time (i) the holders of a majority of the issued and outstanding Class A Preferred Shares and (ii) the holders of a majority of the issued and outstanding Common Shares (together with the holders described in immediately preceding clause (i), the “Initiating Holders”), propose to effect (or to cause the Company to effect) a Sale Event, the Initiating Holders may deliver a notice (a “Sale Event Notice”) to all of the other Security Holders stating that the Initiating Holders propose to effect (or to cause the Company to effect) such transaction (the “Sale Event Notice Transaction”), and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Sale Event Notice, each Security Holder shall be obligated to Transfer all Shares owned by it in such Sale Event (or, in the case of such a Sale Event involving a sale of less than all of the outstanding Shares, a percentage of the Shares owned by it equal to the percentage of the Initiating Holders’ Shares being sold by the Initiating Holders), for a price and, subject to Section 3.8(c) below, on other terms and conditions not less favorable to the Security Holder than to the Initiating Holders; provided, however, that the price may be different for each of the Company’s classes of stock to the extent that such difference is consistent with the liquidation

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preferences of such classes of stock set forth in the Articles; provided further, however, that, with respect to any Shares for which a Security Holder holds unexercised stock options or other convertible security with an associated exercise price, the price per such Share shall be reduced by the exercise price of such security or, if required pursuant to the terms of such security, such Security Holder shall pay the exercise price therefor prior to the closing of the Sale Event Notice Transaction, and shall transfer Common Shares in the Sale Event Notice Transaction; provided further, however, that no Security Holder shall be entitled to participate in any rollover or re-investment arrangement in connection with such Sale Event. In addition to selling its Shares, each Security Holder shall take all other necessary action to cause the Company to consummate the proposed Sale Event, including, to the extent necessary, voting all such Security Holder’s Shares in favor of such transaction.

(b) The closing of any Sale Event for which the Initiating Holders have delivered a Sale Event Notice pursuant to this Section 3.8 shall be held at such time and place as the Initiating Holders shall reasonably specify. At such closing, the Security Holders shall deliver certificates representing the Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and each of the Security Holders shall so represent and warrant. Each of the Security Holders shall further represent and warrant that it is the record and beneficial owner of such Shares free and clear of all liens, charges, security interests, encumbrances or other rights of third parties and join in such additional representations, warranties and related indemnities and other obligations relating to its ownership of the Shares as shall be customary in transactions of a similar nature (including without limitation any withholding obligations and escrow arrangements).

(c) Notwithstanding anything herein to the contrary, in the event that the consideration to be paid in exchange for the Shares pursuant to this Section 3.8 includes any securities and due receipt thereof by any Security Holder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Security Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), the other Security Holders may cause to be paid to such Security Holder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Security Holder, an amount in cash equal to the fair value (as determined in good faith by the Initiating Holders) of the securities which such Security Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(d) Each Security Holder, whether in its capacity as an Initiating Holder, Security Holder, officer or director of the Company, or otherwise, shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by the Initiating Holders in order expeditiously to consummate each Sale Event and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of

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documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Initiating Holders. Without limiting the generality of the foregoing, each Security Holder shall execute and deliver such agreements and instruments as may be reasonably specified by the Initiating Holders.

(e) Each Security Holder hereby grants to the Initiating Holders (i) an irrevocable proxy, coupled with an interest, to vote all Shares owned by such Security Holder, and (ii) an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 3.8 in the event of any breach by such Security Holder of its obligations hereunder.

(f) Notwithstanding any provision of this Agreement, the purchase and sale of Shares pursuant to this Section 3.8 shall not be subject to the provisions of Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 hereof.

3.9 Drag-Along Rights By Shareholders.

(a) If at any time the holders of a majority of the issued and outstanding Common Shares, voting together as a class (the “Shareholder Initiating Holders”), propose to effect (or to cause the Company to effect) a Sale Event, the Shareholder Initiating Holders may deliver a notice (a “Shareholder Sale Event Notice”) to all of the other Security Holders stating that the Shareholder Initiating Holders propose to effect (or to cause the Company to effect) such transaction (the “Shareholder Sale Event Notice Transaction”), and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Shareholder Sale Event Notice, each Security Holder shall be obligated to Transfer all Shares owned by it in such Sale Event (or, in the case of such a Sale Event involving a sale of less than all of the outstanding Shares, a percentage of the Shares owned by it equal to the percentage of the Shareholder Initiating Holders’ Shares being sold by the Shareholder Initiating Holders), for a price and, subject to Section 3.9(c) below, on other terms and conditions not less favorable to the Security Holder than to the Shareholder Initiating Holders; provided, however, that the price may be different for each of the Company’s classes of stock to the extent that such difference is consistent with the liquidation preferences of such classes of stock set forth in the Articles; provided further, however, that, with respect to any Shares for which a Security Holder holds unexercised stock options or other convertible security with an associated exercise price, the price per such Share shall be reduced by the exercise price of such security or, if required pursuant to the terms of such security, such Security Holder shall pay the exercise price therefor prior to the closing of the Shareholder Sale Event Notice Transaction, and shall transfer the Shares held by such Security Holder in the Shareholder Sale Event Notice Transaction; provided further, however, that no Security Holder shall be entitled to participate in any rollover or re-investment arrangement in connection with such Sale Event. In addition to selling its Shares, each Security Holder shall take all other necessary action to cause the Company to consummate such Sale Event, including, to the extent necessary, voting all such Security Holder’s Shares in favor of such transaction.

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(b) Notwithstanding anything herein to the contrary, the provisions of this Section 3.9 shall not apply to the Investors and no Investor shall be compelled or otherwise required to participate in any such Sale Event, unless the sum of (i) the aggregate value of all cash payments received by the Investors prior to the date of such Sale Event that are directly in respect of Shares owned by the Investors (exclusive of any indebtedness, management fees, consulting fees or expense reimbursements) and (ii) the aggregate cash proceeds received by the Investors as a result of their ownership of Shares at the closing of such Sale Event (exclusive of any proceeds in escrow or earn-out or other post-closing or conditional payments to such holders) is equal to or greater than three (3) times the aggregate purchase price for Shares held by the Investors or their Affiliates, determined as of immediately prior to such Sale Event. For the avoidance of doubt, such aggregate amount invested by the Investors as of the date hereof is CAD$50,000,000.

(c) The closing of any such Sale Event for which the Shareholder Initiating Holders have delivered a Shareholder Sale Event Notice pursuant to this Section 3.9 shall be held at such time and place as the Shareholder Initiating Holders shall reasonably specify. At such closing, the Security Holders shall deliver certificates representing the Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and each of the Security Holders shall so represent and warrant. Each of the Security Holders shall further represent and warrant that it is the record and beneficial owner of such Shares free and clear of all liens, charges, security interests, encumbrances or other rights of third parties and join in such additional representations, warranties and related indemnities and other obligations relating to its ownership of the Shares as shall be customary in transactions of a similar nature (including without limitation any withholding obligations and escrow arrangements).

(d) Notwithstanding anything herein to the contrary, in the event that the consideration to be paid in exchange for the Shares pursuant to this Section 3.9 includes any securities and due receipt thereof by any Security Holder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Security Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the other Security Holders may cause to be paid to such Security Holder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Security Holder, an amount in cash equal to the fair value (as determined in good faith by the Shareholder Initiating Holders) of the securities which such Security Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(e) Each Security Holder, whether in its capacity as an Shareholder Initiating Holder, Security Holder, officer or director of the Company, or otherwise, shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by the Shareholder Initiating Holders in order expeditiously to consummate each such Sale Event and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing

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information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Shareholder Initiating Holders. Without limiting the generality of the foregoing, each Security Holder shall execute and deliver such agreements and instruments as may be reasonably specified by the Shareholder Initiating Holders.

(f) Each Security Holder hereby grants to the Shareholder Initiating Holders (i) an irrevocable proxy, coupled with an interest, to vote all Shares owned by such Security Holder, and (ii) an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 3.9 in the event of any breach by such Security Holder of its obligations hereunder.

(g) Notwithstanding any provision of this Agreement, the purchase and sale of Shares pursuant to this Section 3.9 shall not be subject to the provisions of Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 hereof.

3.10 Failure to Deliver Shares. If any Security Holder (or such Security Holder’s legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such Shares to the Company in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Security Holder by registered mail, return receipt requested, the purchase price for such Shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares, and thereupon all of such Security Holder’s rights in and to such Shares shall terminate.

3.11 Market Stand-Off. Each Security Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen days of the expiration of the expiration of the 180-day lockup period, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise Transfer or dispose of, directly or indirectly, any Shares held immediately prior to the effectiveness of the registration statement for the Company’s Initial Public Offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 3.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all shareholders holding at least one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), and all officers and directors of the Company are subject to the same restrictions. Any discretionary waiver or termination of the provisions of this

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Section 3.11 by the Company or the managing underwriter shall apply to all persons subject to this Section 3.11 on a pro rata basis (calculated on an as-converted basis). Each Security Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.11 or that are necessary to give further effect thereto. The Company further agrees that it shall use its best efforts to ensure that all shares of capital stock issued after the Effective Time shall be subject to “market stand-off” provisions at least as restrictive as those set forth in this Section 3.11.

3.12 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns and shall be binding upon any Person to whom any Shares are Transferred (even if in violation of the provisions of this Agreement) and the heirs, executors, personal representatives, successors and assigns of such person, firm, company or other entity. No provision of this Agreement shall be construed to provide a benefit to any party hereto who no longer owns any Shares, other than a right to receive a required payment with respect thereto.

3.13 Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, without complying with any other provisions of this Agreement, a Security Holder may Transfer any or all of such Security Holder’s Shares:

(a) by way of gift for estate planning purposes to any member of such Security Holder’s family;

(b) by will or the laws of descent and distribution (in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferring Security Holder);

(c) to a trust (i) in respect of which such Security Holder and his or her family members serve as trustee(s), provided that the trust instrument governing such trust shall provide that Security Holder and his or her family as trustee(s), shall retain sole and exclusive control over the voting and disposition of such shares until the termination of this Agreement and (ii) which is for the benefit of any member or members of such Security Holder’s family;

(d) to any of such Security Holder’s partners of the Security Holder if the Security Holder is a partnership, members of the Security Holder if the Security Holder is a limited liability company, or shareholders of the Security Holder if the Security Holder is a corporation;

(e) if such Security Holder is an Investor, to any Affiliate of such Investor;

(f) if such Security Holder is a trust, to a beneficiary or beneficiaries of such trust;

(g) if such Security Holder is an RRSP or tax free savings account or comparable entity, then to a beneficiary or beneficiaries of such trust;

Shareholders Agreement – Page 17

(h) if such Shareholder is a trust or corporation, such Shareholder may Transfer to another trust or corporation so long as (i) immediately after such Transfer, the beneficiaries of such new trust or the equityholders of such new corporation consist solely of the beneficiaries or equityholder of such Shareholder or members of their immediate families and (ii) such Transfer is approved by the Board; or

(i) to a corporation wholly owned by the Security Holder, provided that the Security Holder retains sole and exclusive control over the voting and disposition of such Shares and the shares of capital stock of such corporation until the termination of this Agreement (each such transferee as described in clauses (a) through (f), a “Permitted Transferee”); provided that any such Transfer shall not require the registration of any Shares under the Securities Act or other applicable law.

Each Security Holder shall vote its Shares to give effect to this Section 3.13, whether at a meeting of Security Holders or by written resolution of the Security Holders.

No Transfer of Shares to a Permitted Transferee shall be effective if the purpose of such Transfer shall have been to circumvent the provisions of this Agreement. Any Transfer of Shares to a Permitted Transferee pursuant to this Section 3.13 shall be expressly conditioned upon the transferee of such Shares becoming a party to this Agreement by executing an Instrument of Adherence, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferor, and all Shares transferred shall at all times remain subject to the terms of this Agreement in the hands of the transferee. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother, sister, or legally adopted child of any such person.

Notwithstanding compliance with the terms and provisions of this Agreement and in addition to and not in substitution of any other restrictions on Transfer contained in this Agreement, no holder of Common Shares or Class B Special Shares holding less than 5% of the issued and outstanding Common Shares and Class B Special Shares (on a class by class and fully diluted basis) shall be entitled to sell, dispose or otherwise transfer their Common Shares or Class B Special Shares, as the case may be, without the prior written approval of the Board, other than to a Permitted Transferee.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile, addressed as follows:

(a) if to the Company, at Wescom, Inc., 6975 Creditview Road, Unit 4, Mississauga, ON, Canada L5N 8E9, Attention: President, facsimile: (905) 858-2248, with a copy to Harris + Harris LLP, 2355 Skymark Avenue, Suite 300, Mississauga, ON, Canada L4W 4Y6, Attention: Gregory H. Harris, facsimile: (905) 629-4350;

Shareholders Agreement – Page 18

(b) if to any Investor, at the address of such Investor set forth in Schedule I hereto, with a copy to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, Attention: Mark H. Burnett, facsimile: (617) 523-1231;

(c) if to any Shareholder, at the address of such Shareholder set forth in Schedule II hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices shall be considered to be delivered (i) three (3) days after dispatch in the event of first class or registered mail, (ii) the next succeeding business day in the event of electronic mail or facsimile transmission (with confirmation of receipt) or overnight courier service, and (iii) on the day of delivery in the event of delivery by hand in person.

4.2 Termination.

(a) This Agreement shall terminate immediately prior to but upon the earliest to occur of: (i) the closing of a Qualified IPO (as defined in the Articles); (ii) immediately prior to the consummation of a Sale Event; or (iii) a combination thereof.

(b) Upon the termination of this Agreement under this Section 4.2, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that (i) such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination, and the Company, upon the request of any Security Holder, shall issue to such requesting Security Holder certificate(s) representing such holder’s shares without the legend required by Section 4.3 herein upon the surrender of the certificate(s) representing such shares to the Company, (ii) the provisions of Sections 3.8 and 3.9 hereof will continue after the closing of any Sale Event to the extent necessary to enforce the provisions thereof with respect to such Sale Event and (iii) the provisions of Sections 2.6 and 3.11 and Article IV shall survive any termination hereof.

4.3 Restrictive Legend. During the term of this Agreement the certificate(s) evidencing the Shares subject to this Agreement may be inscribed by the Company with the following legend, or one substantially similar thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

4.4 Covenants and Acknowledgements Regarding Common Shares, Class A Special Shares and Class B Special Shares.

Shareholders Agreement – Page 19

(a) In the event that the Shareholders who hold the Class B Special Shares are entitled by operation of law or otherwise to vote at any meeting of Security Holders separately as a class, then the holders of the Class B Special Shares covenant to vote their Class B Special Shares in the same manner as they have voted their Common Shares, or in the event such Shareholders are not also owners of Common Shares, then in accordance with the manner in which their related parties voted their Common Shares.

(b) No dividend shall be payable on the Class A Special Shares or Class B Special Shares as long as any Class A Preferred Shares remain outstanding.

(c) No Class A Special Shares or Class B Special Shares shall be redeemed by the Company as long as any Class A Preferred Shares remain outstanding.

4.5 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived except by an instrument in writing executed by the Company, the Shareholders holding a majority of the then outstanding Common Shares held by all Shareholders and the Investors holding a majority of the then outstanding Common Shares held by all Investors (in each case, determined on an as-converted basis); provided, however, that any party may waive its rights under any provision of this Agreement by delivering to the Company an instrument in writing executed by such party. The Company may not, without the prior written consent of the Investors holding a majority of the outstanding Common Shares (determined on an as-converted basis), waive any provision of this Agreement. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby) and the laws of Canada applicable in the Province of Ontario.

4.7 Additional Parties. The Company shall take all necessary action to ensure that each person who shall after the date hereof acquires any shares of the capital stock of the Company or securities of the Company exercisable or convertible into such number of shares of capital stock of the Company shall become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence, and such additional party shall thereafter be added to Schedule I or Schedule II hereto, as appropriate, and be deemed a Shareholder or Investor, as appropriate, for all purposes of this Agreement without the requirement of consent of the other parties hereto.

4.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein. If such a modification is not possible, the parties hereto shall negotiate in good faith a modification of such provision that reflects as closely as possible the economic purpose of the invalid, illegal or unenforceable provision. If no agreement with respect to such modification is reached, the invalid, illegal or unenforceable provision will be severed from this Agreement.

Shareholders Agreement – Page 20

In any case, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby for so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party.

4.9 Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

4.10 Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed and transmitted by facsimile or other means of electronic communication, which signature shall be binding upon the parties as if they were original signatures.

4.11 Aggregation of Stock. All Shares held or acquired by affiliates of a Security Holder shall be aggregated together for purposes of determining the availability or discharge of any rights of such Security Holder under this Agreement.

4.12 Assignment. The rights of the Investors hereunder are assignable by each Investor (i) to any other Investor or (ii) to a constituent, partner, member, shareholder or Affiliate of such Investor.

4.13 Removal of Rights of Investors. The rights and preferences granted to the Investors in this Agreement shall be of no further force and effect in the event that the Investors and their permitted assigns and Affiliates collectively cease to hold thirty-three and one-third percent (33 1/3%) of the Class A Preferred Shares originally issued to the Investors, and in such case any preferential rights granted pursuant to the Investors and their permitted assigns and Affiliates as holders of the Class A Preferred Shares or otherwise shall terminate; provided that any Class A Preferred Shares held by any person who shall become an Investor after the Effective Time shall not be included as Class A Preferred Shares held by the Investors for purposes of this Section 4.13, except to the extent such Person is, with respect to Investors as of the date hereof, an Affiliate of such Investor.

4.14 Beneficiaries to Cause Plan Trustees to Act. Any person executing this Agreement as the beneficiary of a registered retirement savings plan (“RRSP”) or tax free savings account (“TFSA”) personally convenants that they shall take all action(s) necessary to cause the trustee(s) of any applicable RRSP or TFSA to carry out the intentions of this Agreement.

4.15 Mutual Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in transactions similar to those contemplated hereby. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions

Shareholders Agreement – Page 21

of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

[Remainder of Page Intentionally Left Blank]

Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INVESTORS:

JMI EQUITY FUND VII, L.P.

By:	JMI Associates VII, L.L.C.,
Its General Partner

By:	/s/ Harry Gruner
Name:	Harry Gruner
Title:	Managing Member

Shareholders Agreement – Signature Page

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SHAREHOLDERS:

/s/ Jonathan Beer	/s/ April Belbeck
JONATHAN BEER	APRIL BELBECK

/s/ Andrew Brigant	/s/ Christina Bromley
ANDREW BRIGANT	CHRISTINA BROMLEY

/s/ Giovina (Josie) Buckrell	/s/ John Butt
GIOVINA (JOSIE) BUCKRELL	JOHN BUTT

/s/ MEGAN D’ANGELO	/s/ Shelly Dahlgren
MEGAN D’ANGELO	SHELLY DAHLGREN

/s/ Russ Depriest	/s/ Alexis Evanich
RUSS DEPRIEST	ALEXIS EVANICH

/s/ Alan Fong	/s/ Breanne Hyslop
ALAN FONG	BREANNE HYSLOP

/s/ Thomas Ross Hyslop	/s/ Catherine Ianni
THOMAS ROSS HYSLOP	CATHERINE IANNI

/s/ Joseph Ianni	/s/ Melissa Jackson
JOSEPH IANNI	MELISSA JACKSON

/s/ Kevin Kilmer-Choi	/s/ George Joseph Lawrence
KEVIN KILMER-CHOI	GEORGE JOSEPH LAWRENCE

/s/ Zdenek Marek	/s/ Michael Campbell Mcbride
ZDENEK MAREK	MICHAEL CAMPBELL MCBRIDE

/s/ Sheila Mcbride	/s/ Brett Melon
SHEILA MCBRIDE	BRETT MELON

/s/ Jason Menges	/s/ Rob Moulson
JASON MENGES	ROB MOULSON

/s/ Heath Odom	/s/ Derek Schmitt
HEATH ODOM	DEREK SCHMITT

Shareholders Agreement – Signature Page

/s/ Terri Weckle	/s/ David Belbeck
TERRI WECKLE	DAVID BELBECK

/s/ Kyle Bromley	/s/ Jim Buckrell
KYLE BROMLEY	JIM BUCKRELL

/s/ C. William Dillane	/s/ Christine M.C. Ozimek
C. WILLIAM DILLANE	CHRISTINE M.C. OZIMEK

/s/Angelo Papatheodorou	/s/ Julie Ann Papatheodorou
ANGELO PAPATHEODOROU	JULIE ANN PAPATHEODOROU

BELBECK INVESTMENT TRUST	C.W. DILLANE FAMILY TRUST
By its trustees:	By its trustees:

/s/ David Belbeck	/s/ C. William Dillane

OZIMEK 2011 FAMILY TRUST	PAPATHEODOROU FAMILY TRUST
By its trustees:	By its trustees:

/s/ Christine M.C. Ozimek	/s/ Angelo Papatheodorou

THE DAVID WESSINGER FAMILY TRUST	THE MICHAEL WESSINGER FAMILY TRUST
By its trustees:	By its trustees:

/s/ David Wessinger	/s/ Michael Wessinger

BERKSHIRE SECURITIES INC. in trust for Catherine Ianni Account No. NPA-0848-R	BERKSHIRE SECURITIES INC. in trust for Joseph Ianni Account No. NPA-0847-R
Per:	Per:

/s/ Catherine Ianni	/s/ Joseph Ianni

Shareholders Agreement – Signature Page

CIBC WOODGUNDY ITF Sharon E. Cattrysse Account No. 451-03055-29	CIBC WOODGUNDY ITF Wanda Lawrence Account No. 451-11149-12
Per:	Per:

/s/ Sharon E. Cattrysse	/s/ Wanda Lawrence

INVESTOR COMPANY ITF A/C 7T7037S Chris Beer	INVESTOR COMPANY ITF A/C 7Q4845A Michael McBride
Per:	Per:

/s/ Chris Beer	/s/ Michael McBride

INVESTOR COMPANY ITF A/C 7Q4847S Sheila McBride	NBCN INC. ITF Angelo Papatheodorou A/C 118N87S
Per:	Per:

/s/ Sheila McBride	/s/ Angelo Papatheodorou

INVESTOR CO. ITF Account No. 8H7070-S Kimberley Bassett Per:	RBC DOMINION SECURITIES INC./ THE ROYAL TRUST COMPANY, in trust for Derek Schmitt, RRSP Account No. 497-62177-1-3
Per:

/s/ Kimberley Bassett	/s/ Derek Schmitt

RBC DOMINION SECURITIES in trust for Jonathan Beer TFSA # 791-12879-15	RBC DOMINION SECURITIES in trust for Kimberley Bassett TFSA # 791-12337-11
Per:	Per:

/s/ Jonathan Beer	/s/ Kimberley Bassett

RBC DOMINION SECURITIES in trust for Rob Moulson TFSA # 7911176514	RBC DOMINION SECURITIES in trust for Zdenek Marek TFSA # 7911233117
Per:	Per:

/s/ Rob Moulson	/s/ Zdenek Marek

Shareholders Agreement – Signature Page

RBC DOMINION SECURITIES in trust for Christopher Beer TFSA # 791-12334-14	2108014 ONTARIO INC. Per:
Per:

/s/ Christopher Beer	/s/ C. William Dillane

1284883 ONTARIO INC.	1284885 ONTARIO INC.
Per:	Per:

/s/ David Wessinger	/s/ Michael Wessinger

ANNEX I

WESCOM INC.

Instrument of Adherence

The undersigned, _____________________, in order to become the owner or holder of ________ shares of the capital stock of Wescom Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the “Company”), hereby agrees to become a party to that certain Shareholders Agreement (the “Agreement”) dated as of [            ], 2011, by and among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to be bound under the terms of the Agreement as a[n] [Shareholder] [Investor] (as defined in the Agreement). This Instrument of Adherence shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

EXECUTED as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Social Security No.:

Date:

Accepted:

WESCOM INC.

By:

Name:

Title:

Date:

EXHIBIT B

FORM OF EMPLOYEE CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

WESCOM SOLUTIONS, INC.

Employee Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by Wescom Solutions, Inc. (the “Company”) and/or any of its affiliates (the Company or any direct or indirect parent or subsidiary entity of the Company, a “Company Entity”), I agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, concerning the Company Entities’ business, technology, business relationships or financial affairs that the Company Entities have not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company Entities. By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company Entities from their respective customers or suppliers or other third parties.

2. Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company Entities, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company Entity. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

3. Rights of Others. I understand that the Company Entities are now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company Entities to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information, provided I am made aware of such terms.

4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the business of the Company and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the president of the Company or his or her nominee at such time as any activity of either the Company Entities or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is reasonably requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

5. Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment. I acknowledge that all work performed by me is on a “work for hire” basis, and that all such work is made in the course of my employment, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that (a) relate to the business of any Company Entity or any customer of or supplier to any Company Entity or any of the products or services being researched, developed, manufactured or sold by any Company Entity or which may be used with such products or services; or (b) result from tasks assigned to me by a Company Entity; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company Entity (“Company-Related Developments”), and all related patents, patent applications, industrial designs, industrial design applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with a Company Entity that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. I have also listed on Exhibit A all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments.]

6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. Any property situated on a Company Entities’ premises and owned by any Company Entity, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with a Company Entity, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

8. Non-Competition.

During my employment and for a period of twelve (12) months immediately following the termination of my employment , or for such longer period, up to an aggregate maximum of 18 months, during which the Company is paying salary continuation, for any reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in the United States or Canada that develops, manufactures or markets any products, or performs any services, that are otherwise competitive, in a material manner, with the products or services of the Company, or products or services that the Company Entities or their respective affiliates, has, with my assistance or involvement, under development or that to my knowledge are the subject of active planning at any time during my employment; provided that this shall not prohibit any possible investment in publicly traded stock of any company or entity representing less than one percent of the stock of such company or entity.

9. Non-Solicitation.

In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company Entities, (a) call upon, solicit, divert, take away, or conduct any business from or with any of the Customers or Prospective Customers of the Company Entities or any of its suppliers, and/or (b) solicit, entice, attempt to persuade any other employee or consultant of the Company Entities to leave the Company Entities for any reason or otherwise participate

2

in or facilitate the hire, directly or through another entity, of any person who is employed or engaged by the Company Entities or who was employed or engaged by the Company Entities within six months of any attempt to hire such person. “Customer” shall mean any person who, in the twelve (12) months preceding the date of the termination of my employment hereunder for any reason, has purchased from any of the Company Entities, with my assistance, any product or services produced, sold, licensed, or distributed by any of the Company Entities. “Prospective Customer” shall mean any person solicited by me, on behalf of any Company Entity at any time during the twelve (12) month period immediately preceding the date of the termination of my employment, for any reason.

10. Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under paragraph 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

11. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

12. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond.

13. Use of Voice, Image and Likeness. While I am employed by the Company Entities, I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent expressly prohibited by law.

14. Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet-based chat rooms, must first be reviewed and approved by an officer or other designated person of the Company before it is released in the public domain.

15. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any Company Entity or any of their respective parents, subsidiaries or affiliates to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

16. Exit Interview. If and when I depart from the Company, I may be required to attend an exit interview and sign an “Employee Exit Acknowledgement” to reaffirm my acceptance and acknowledgement of the obligations set forth in this Agreement.

17. Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or coventurer prior to entering into an employment, partnership or other business relationship with such person or entity.

18. Severability. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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19. Interpretation. This Agreement will be deemed to be made and entered into in the Province of Ontario, Canada, and will in all respects be interpreted, enforced and governed under the laws of the Province of Ontario, Canada. I hereby agree to consent to jurisdiction of the courts situated within the Province of Ontario, Canada for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.

20. Entire Agreement. This Agreement and the Employment Agreement between myself and [            ] dated as of [            ], supersedes all prior understandings and agreements between myself and the Company Entities relating to the subject matter hereof and constitutes the entire agreement between the parties.

21. Legal Advice. I acknowledge and agree that the Company has recommended that I obtain independent legal advice with respect to the nature and consequences of entering into this Agreement, which legal advice cannot and will not be provided by counsel to the Company Entities. By signing and accepting this Agreement, I acknowledge that I have had the opportunity to obtain or have obtained independent legal advice in respect of this Agreement and that I understand the nature and consequences of this Agreement.

[End of Text]

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I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I

CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

EMPLOYEE

Signed:

Type or Print Name:

Date:

WITNESS

Signed:

Type or Print Name:

Date:

EXHIBIT A

To: Wescom Solutions, Inc.

From:

Date:

SUBJECT: Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements

☐	See below:

☐	Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

☐	None

☐	See below:

EXHIBIT C

FORM OF CONSULTING AGREEMENT

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (“Agreement”) is entered into this          day of                  2007 (“Effective Date”) by and between                                                                       with principal address at                                                                       (“Consultant”) and Wescom Solutions Inc. (“Company”). In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	Definitions

1.1. “Intellectual Property” means all intellectual property rights worldwide arising under statutory or common law, or by contract, now existing or hereafter filed, issued, or acquired, including all: (a) patent rights; (b) rights associated with works of authorship including copyrights; (c) rights relating to the protection of trade secrets and confidential information; (d) rights in trademarks, service marks and trade names, and (e) any right analogous to those set forth herein and any other rights relating to intangible property.

1.2. “Services” means any and all services performed by the Consultant for the Company from time to time under a Statement of Work, including without limitation software design, consulting, development, and support services.

1.3. “Statement of Work” means a statement of work in substantially the form attached as Schedule A.

1.4. “Work Product” means any work product, or any part thereof, whether tangible or intangible, including any and all technology, software, documentation, system architecture, designs, drawings, layouts, graphics, business plans, materials, methods, techniques, processes, ideas, inventions, discoveries, improvements, know-how and information created or conceived previously or in the future, in whole or in part, by Consultant, or jointly with others, in the performance of any duties for the Company or the provision of Services hereunder, or otherwise derived from the Company’s Confidential Information.

2.	Services, Fees and Warranties

2.1. From time to time, Company and Consultant may agree on certain Services to be provided by Consultant under this Agreement, and shall prepare and execute a Statement of Work. Consultant shall provide the Services in accordance with any requirements set out in such Statement of Work and the terms of this Agreement. Consultant may not use subcontractors to provide the Services or Work Product hereunder unless Company agrees in writing in advance. Consultant shall report fully on the Services being provided to Company and advise to the best of Consultant’s ability and in accordance with reasonable business standards on matters related to the provision of such Services that may arise from time to time during the term of this Agreement.

2.2. Company agrees to pay Consultant the fees set forth in the applicable Statement of Work in consideration for Consultant’s provision of the Services. Consultant is responsible for the payment of any taxes relating to the fees. If such fees are to be paid on a fixed fee or milestone basis, such fees shall be paid in arrears, within thirty (30) days following receipt of Consultant’s invoice and after acceptance of the applicable milestone deliverable. Consultant shall be solely responsible for Consultant’s own expenses in relation to performing any Services unless specifically provided otherwise under the applicable Statement of Work.

2.3. Consultant represents and warrants to Company that: (a) Consultant shall provide the Services to the Company in a professional and workmanlike manner and in accordance with generally accepted industry standards; (b) the Work Product is, and shall be, the original work of the Consultant and does not, and shall not, infringe upon the Intellectual Property Rights of any third party; (c) Consultant is not currently, and shall not in the future become, a party to any agreement or relationship that may be in conflict with Consultant’s obligations under this Agreement; (d) Consultant shall not use in Company’s business, or cause Company to use, any information or material which is confidential information or a trade secret of any third party unless such third party authorizes Company to receive and use such information or material; (e) Consultant has not granted any rights to the Work Product to any third party and the Work Product is free and clear of any liens, encumbrances, security interests and restrictions on transfer; and (f) the Work Product does not and will not contain any virus, trap door, worm, root kit, spy ware or any other device that is otherwise injurious, intrusive or damaging to software or hardware that may be used in conjunction with the Work Product.

3.	Intellectual Property Rights

3.1. Consultant agrees that the Work Product developed by Consultant is and shall be the sole and exclusive property of Company and Company shall own all right, title and interest in and to the Work Product, including all Intellectual Property Rights therein from the time of creation of such Work Product. To the extent Consultant should have any rights to any Work Product by operation of law or otherwise, Consultant hereby irrevocably assigns and transfers to Company all of Consultant’s right, title and interest, including all Intellectual Property Rights, Consultant may have in or to the Work Product. Consultant hereby irrevocably waives any and all moral rights, and other similar rights existing at common law or statute, in and to the Work Product. Consultant represents that it has secured, and will continue to secure, all such rights, including moral rights assignments, waivers and releases, from any third party, including its employees, which Consultant uses to provide the Services and develop the Work Product.

3.2. On and after the date of this Agreement, Consultant shall, at the expense of the Company, do, execute, acknowledge and deliver such further acts, deeds, transfers and assurances as the Company shall reasonably require for better assuring, assigning and conferring unto the Company all right, title, and interest in and to the Work Product, including the disclosure to Company of all pertinent information and data with respect thereto. Without limiting the foregoing, Consultant will assist Company, in filing and prosecuting Canadian, United States and foreign patent applications claiming any Work Product, or part thereof, including applying for, in Consultant’s name or otherwise, and at the direction, request and expense of the Company, for Canadian, United States and foreign letters patent for any invention. Consultant shall acknowledge in writing (including under oath, as deemed necessary by the Company), and shall do such other acts required by the Company, at the Company’s request and expense, to apply for, obtain and maintain Canadian, United States and/or foreign letters patent for each invention and to vest the entire right and title to such invention in the Company. Consultant further irrevocably constitutes and appoints Company as Consultant’s true and lawful attorney with full power of substitution in the name of and on behalf of Consultant in accordance with The Powers of Attorney Act (Ontario), with no restriction or limitation in that regard, to execute and deliver all such agreements and documents as may be necessary to permit any patent application to be completed as provided in this Agreement.

3.3. Subject to Company’s rights to the Work Product and Consultant’s obligations with respect to Confidential Information (as defined in Section 4.1 below), Consultant shall be free to provide similar services to any other person, however Consultant agrees that he shall not at any time sell, market, license or otherwise make available to any entity or person that is a competitor of Wescom any software that is the same as, similar to or competitive with the Work Product or any part thereof, or any derivative work or part thereof based on the Work Product. Consultant also agrees that the restrictions in this Section shall apply to the Consultant and all present and future affiliates, as defined under the Business Corporations Act (Ontario), of the Consultant. Consultant agrees that the restrictions set out in this Section are reasonable given the payment to be made by Company to Consultant in respect of the Services, and given the fact that the restrictions in this Section represent a fundamental element of the transaction between Company and Consultant.

4.	Confidential Information

4.1. “Confidential Information” means any and all information of or relating to Company, including any subsidiary or affiliate thereof, that Company considers to be proprietary or confidential, that is accessible or disclosed to Consultant, either directly or indirectly, in writing, electronically, orally, by inspection or otherwise, including without limitation information relating to software, proposals, specifications, quotations, documents, prototypes, samples, models, designs, technical data, test results, demonstrations, evaluation materials, analyses, trade secrets, know-how, show-how, product plans, products, services, customer names and information, markets, inventions, procedures, practices, processes, drawings, business plans, marketing plans, financial information, Company’s plant and equipment, and the terms of this Agreement, any Statement of Work, and the relationship between Company and Consultant, and includes information created by Consultant hereunder.

4.2. Consultant agrees that the Confidential Information and the Services provided to Company hereunder are sensitive and proprietary to Company. Consultant will not use the Confidential Information except for the benefit of the Company and as necessary for Consultant’s performance of Services hereunder. Consultant will use its best efforts to protect the Confidential Information from disclosure. Consultant will not disclose Confidential Information to any third party. Consultant shall take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information including having each employee of Consultant, if any, with a need-to-know the Confidential Information, execute a nondisclosure agreement containing provisions in Company’s favour identical to this Article 4, and the Consultant shall provide Company with executed copies of any such non-disclosure agreements if requested by Company.

4.3. The foregoing restrictions will not apply to Confidential Information that Consultant can establish by clear and convincing evidence, (i) was in the public domain prior to the date hereof or becomes public hereafter through no fault of Consultant; (ii) was provided to Consultant by a third party who is not in violation of a duty of confidentiality with respect to that information; or (iii) is required by law or court order to be disclosed by the Consultant, provided that the Consultant gives the Company prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

4.4. Upon the earlier of termination of this Agreement or notice from the Company to Consultant, Consultant shall immediately return to Company any and all documents, papers and other materials, whether tangible or intangible, comprising Confidential Information that are in the possession or under the control of Consultant. Consultant acknowledges that any breach or threatened breach of any provision of this Article 4 will cause irreparable harm to Company and will entitle Company to an injunction or other form of equitable relief in addition to all other legal remedies.

5.	Term and Termination

5.1. The term of this Agreement shall commence on the Effective Date first set out above and continue until termination in accordance with the provisions of this Agreement.

5.2. The Company may terminate this Agreement or any Statement of Work hereunder upon fifteen (15) days’ written notice to Consultant without cause. In the event of termination under the foregoing provision, Company’s sole liability to Consultant shall be payment of either: (i) the fees for any satisfactory Services provided before the effective date of termination if payment under the Statement of Work is on a time and materials basis; or (ii) if payment under the Statement of Work is milestone-based or a fixed fee, a pro-rata proportion of the next milestone payment or the fixed fee, as the case may be, that fairly reflects the amount of work completed towards the next uncompleted milestone, in the sole opinion of the Company, in every case less any offsets against such fees that the Company may be entitled to recover. Despite the foregoing, the Company may terminate this Agreement and/or any Statement of Work hereunder immediately without payment of any fees if Consultant refuses to or is unable to provide the Services or breaches any provision of this Agreement or a Statement of Work.

5.3. The provisions of Section 2.3 and 2.4 and Articles 1, 3, 4, 5, 6 and 7 shall survive any termination of this Agreement.

6.	Non-Solicitation

The Consultant will not at any time during the term of this Agreement or during the period of twenty-four (24) months following the termination of this Agreement for any reason whatsoever, on the Consultant’s own behalf or on behalf of another person or entity competing or endeavoring to compete with Company, (a) solicit Company customers or induce Company customers to terminate their existing contracts with Company in favour of Consultant, or (b) seek in any way to persuade or entice any employee of or consultant with Company to leave that employment or consulting relationship.

7.	Miscellaneous

This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereby submit to the exclusive jurisdiction of the federal and provincial courts in the City of Toronto, Province of Ontario over any matters arising out of this Agreement. It is understood and agreed by the parties that Consultant is an independent contractor and shall not in any case be considered an employee, agent, partner or representative of Company, nor shall Consultant act or represent itself, directly or by implication, as an agent of Company or in any manner assume or create any obligation on behalf of, or in the name of, Company. Consultant may not assign, transfer or delegate any of its rights or obligations hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and bind the parties and their successors and permitted assigns. Consultant agrees to indemnify, defend and hold harmless Company, and its directors and officers, against any and all taxes, liability, losses, damages, costs and expenses (including cost of defense and reasonable attorney’s fees) arising from or in connection with (i) any breach by Consultant or Consultant’s employees, permitted subcontractors or agents under Articles 2, 3 or 4, (ii) any negligent, reckless or intentionally wrongful act or omission of Consultant or Consultant’s employees, permitted subcontractors or agents, or (iii) a determination by any court or government body that Consultant is not an independent contractor or that Company is liable for any taxes, including any withholding taxes, hereunder. This Agreement, including any Statements of Work incorporated hereunder, sets forth the entire agreement and understanding between the parties with respect to the subject matter herein and supersedes all prior discussions, understandings and agreements. Company’s liability for damages for any cause and regardless of the form or cause of action, whether in contract or in tort, including fundamental breach or negligence, shall be limited to direct damages and shall not exceed, in the aggregate, the amounts paid or payable by Wescom to Consultant under this Agreement with respect to the Services. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable or void, the remaining provisions will continue in full force and effect, but such unenforceable provision shall be deemed to be modified to the extent necessary to render it enforceable, preserving to the fullest extent permissible the intent of the parties set forth herein.

The Consultant acknowledges and agrees that Consultant had the opportunity to seek and was not prevented nor discouraged by Company from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that Consultant did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this Agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the Effective Date.

WESCOM SOLUTIONS INC.

Name:
Title:

[CONSULTANT NAME]

By:
Name (if applicable):
Title (if applicable):

SCHEDULE A

STATEMENT OF WORK

This Statement of Work is entered into under, and forms part of, a Consulting Services Agreement entered into between Company and Consultant on the          day of                  2007 (“Agreement”).

Terms defined in the Agreement have the same meaning in this Statement of Work.

Services

[Describe services, expected duration of services/project, deliverables, documentation, specifications, acceptance criteria, support etc.; some items may require further exhibits with details.]

Fees

The Consultant’s fees shall be $                 [hourly/fixed; cap fees; include milestones]

The parties hereby enter into this Statement of Work on this          day of                  2007.

WESCOM TECHNOLOGIES LTD.

Name:

[CONSULTANT NAME]

By:
Name (if applicable):
Title (if applicable):